UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

April 21, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701, commencing at 10:00 a.m., local time, on May 31, 2017.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 21, 2017, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2017 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2017 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on May 31, 2017 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., local time, on May 31, 2017
Place:	Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701
Items of Business:	(1)	To elect three Class III directors for a term expiring on the date of our 2020 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017.
	(3)	An advisory vote to approve Named Executive Officer compensation.
	(4)	An advisory vote on the frequency of executive compensation advisory votes.
	(5)	To consider such other business as may properly come before the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2017 Annual Meeting at the time and on the date specified above or at any time and date to which the 2017 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 3, 2017.
Meeting Admission:

You are entitled to attend the 2017 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2017 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to April 3, 2017, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or provide the other materials described above, you will not be admitted to the 2017 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2017 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Jane Wasman President, International, General Counsel and Corporate Secretary

April 21, 2017

i

ii

ACORDA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this Proxy Statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), which will take place on May 31, 2017. As a stockholder on the Record Date (as defined below), you are invited to attend the 2017 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?
A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2017 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2017 Annual Meeting?
A:	The items of business scheduled to be voted on at the 2017 Annual Meeting are:
•	The election of three Class III directors for a term expiring on the date of our 2020 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017.
•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.
•	An advisory vote on the frequency of future “say-on-pay” votes.

We will also consider other business that properly comes before the 2017 Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you:
•	Vote your shares “FOR” the nominees to the Board.
•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2017 fiscal year.
•	Vote your shares “FOR” the advisory say-on-pay vote to approve our Named Executive Officer compensation.

•	Vote your shares to select the option of every “1 YEAR” on the advisory vote on the frequency of future say-on-pay votes.
Q:	Who is entitled to vote at the 2017 Annual Meeting?
A:	Only stockholders of record at the close of business on April 3, 2017 are entitled to vote at the 2017 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 46,758,241 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.
Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2017 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2017 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2017 Annual Meeting. Your broker, trustee or nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2017 Annual Meeting?
A:

You are entitled to attend the 2017 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2017 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2017 Annual Meeting will be available for inspection at the 2017 Annual Meeting and for a period of ten days prior to the 2017 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 3, 2017, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2017 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

The 2017 Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2017 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2017 Annual Meeting.

Q:	How can I vote?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2017 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?
A:

When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our President, International, General Counsel and Corporate Secretary, as your representatives at the 2017 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2017 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?
A:

Yes. You may change your vote at any time prior to the vote at the 2017 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2017 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than May 30, 2017. Attendance at the 2017 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2017 Annual Meeting and voting in person.

Q:	Who can help answer my questions?
A:

If you have any questions about the 2017 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?
A:

Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2017 Annual Meeting?
A:

The quorum requirement for holding the 2017 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2017 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2017 Annual Meeting?
A:

If a quorum is not present or represented at the 2017 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2017 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?
A:

In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting is required to elect the three nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2017 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected. As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

For the approval of the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2017 fiscal year, and the advisory say-on-pay vote to approve our Named Executive Officer compensation, you may vote “FOR” or “AGAINST” either or both of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2017 Annual Meeting is required for approval of these matters. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

For the advisory vote on the frequency of future say-on-pay votes, you may vote for holding such votes every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or you may “ABSTAIN” from the vote. The frequency which receives the most votes cast will be considered the preference of the Company’s stockholders. The Board will consider the outcome of this advisory vote, particularly the frequency of voting that receives the most stockholder votes, as described below in this Proxy Statement under the heading “Proposal Four – Advisory Vote on the Frequency of Executive Compensation Advisory Votes.” Abstentions and broker-non-votes will have no effect on the outcome of this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the four proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2017 Annual Meeting.

Q:	What is a broker non-vote?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you. Non-routine matters include the election of directors, the advisory say-on-pay vote and the advisory vote on the frequency of future say-on-pay votes. Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker. We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2017 Annual Meeting.

Q:	What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2017 Annual Meeting?
A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2017 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2017 Annual Meeting.

Q:	Who will serve as inspector of elections?
A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.
Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?
A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q:	Who will bear the cost of soliciting votes for the 2017 Annual Meeting?
A:

Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Acorda Therapeutics may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If Acorda Therapeutics does retain a proxy solicitation firm, Acorda Therapeutics would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.
Q:	Where can I find the voting results of the 2017 Annual Meeting?
A:

We intend to announce preliminary voting results at the 2017 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?
A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Computershare

P.O. Box 30170

College Station, TX  77842-3170

Overnight correspondence:

Computershare

211 Quality Circle

Suite 210

College Station, TX  77845

Telephone: (800) 522-6645

Also, the Computershare shareholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2018 Annual Meeting of Stockholders?
A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2018 Annual Meeting of Stockholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 22, 2017. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2018 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120[t]h day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than January 31, 2018, and no later than March 2, 2018, unless the date of the 2018 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2017 Annual Meeting.

For more information on how to submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2018, 2019, and 2017 Annual Meetings of Stockholders, respectively.

This year’s nominees for director, Ron Cohen, M.D., Lorin J. Randall, and Steven M. Rauscher, have been nominated by the Board as Class III directors for a term of three years expiring on the date of our 2020 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Dr. Cohen, Mr. Randall and Mr. Rauscher are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2017 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Cohen, Mr. Randall and Mr. Rauscher will not be a candidate for director at the 2017 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Dr. Cohen, Mr. Randall and Mr. Rauscher.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2017 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2017 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

The following table sets forth information as of April 21, 2017 with respect to our directors and nominees for election at the 2017 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	61	President, Chief Executive Officer, Director and Nominee
Barry Greene (3) (5)	53	Director
Peder K. Jensen, M.D. (1) (5) (6)	62	Director
John P. Kelley (3) (5)	63	Director
Sandra Panem, Ph.D. (3) (4) (6)	70	Director
Lorin J. Randall (1) (2) (4)	73	Director and Nominee
Steven M. Rauscher (1) (2) (6)	63	Director and Nominee
Ian Smith (2) (4)	51	Director
Catherine D. Strader, Ph.D. (6)	63	Director

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.

Directors Standing for Election for the Term Expiring in 2020—Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as Chair of the board of the Biotechnology Industry Organization (BIO). He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA "The Cure Starts Here" Business Leader of the Year. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance our business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He currently serves on the boards of directors of Athersys, Inc. where he serves as Chairman of the Audit Committee and Chairman of the Compensation Committee, and Aurinia Pharmaceuticals Inc. In addition, within the last five years, he previously served on the boards of directors of Nanosphere, Inc., Tengion, Inc. and MotoLogic, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert.

Steven M. Rauscher has been a member of our Board since March 2005. He is Founder & Principal of BioPharm Physicians, LLC, a life sciences recruiting partnership formed in 2010, focusing on senior physician executives for biotech, pharmaceutical and medical device companies. Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago. Having served as a Chief Executive Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company. Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Rauscher serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Directors Whose Terms Expire in 2018—Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industry and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. He currently serves as a member of the board of directors of Karyopharm Therapeutics Inc. Mr. Greene previously was a member of the boards of directors of Regulus Therapeutics, LLC and Intercept Pharmaceuticals, Inc. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business. Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process.

Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Operating and Financial Officer of Vertex Pharmaceuticals Incorporated, a position he has held since January 2017. Prior to that, from February 2006 to January 2017 he served as Executive Vice President and Chief Financial Officer. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the board of directors of Infinity Pharmaceuticals, Inc. and Ophthotech Corporation. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales. Mr. Smith has extensive global financial and accounting experience and possesses an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Smith qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Smith serves as Chair of our Audit Committee.

Catherine D. Strader, Ph.D., has been a member of our Board of Directors since February 2017. Dr. Strader is a partner at Synergy Partners R&D Solutions, a consultancy network co-founded by Dr. Strader in 2014 which advises biotechnology companies on research and development strategies. Prior to co-founding Synergy Partners, Dr. Strader worked for Merck Research Laboratories, as Vice President and Site Head from 2009 to 2011, and as Vice President, External Basic Research from 2007 to 2009. Prior to that, Dr. Strader held leadership positions at Schering-Plough Corporation before Schering-Plough was acquired by Merck in 2009, including Senior Vice President, Science and Technology in 2007, and Chief Scientific Officer from 2006 to 2007. Prior to that, Dr. Strader was Executive Vice President, Discovery Research from 2002 to 2007, and Vice President, CNS, Cardiovascular and Genomics Research from 1995 to 2001 at Schering-Plough

Research Institute. Dr. Strader has guided more than 50 compounds through drug discovery and development during her career. Dr. Strader received a B.S. in Chemistry from the University of Virginia and a Ph.D. in Chemistry from the California Institute of Technology, followed by a Howard Hughes postdoctoral fellowship at Duke University. Dr. Strader is the author of more than 150 scientific publications. Dr. Strader’s extensive pharmaceutical research and development experience, combined with her specific knowledge of neuroscience, makes her well positioned to provide advice and guidance to the Company on its research and development programs.

Directors Whose Terms Expires in 2019—Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 24 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen also currently serves on the board of directors of Five Prime Therapeutics, Inc. Dr. Jensen previously was a member of the board of directors of BioCryst Pharmaceuticals, Inc. Dr. Jensen received his M.D. from the University of Copenhagen. Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to the Company on its research and development programs.

John P. Kelley has been a member of our Board of Directors since December 2008. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert. Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of our Compensation Committee.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc. and BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry. Based on her broad industry and corporate experience, Dr. Panem serves as Chair of our Nominations and Governance Committee.

Corporate Governance Guidelines and Policies

The Board regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and investor input.

Corporate Governance Guidelines. In 2014, the Board adopted Corporate Governance Guidelines to formally document certain Company governance principles and practices, and also to establish new governance principles and practices in furtherance of sound corporate governance. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation and director and management stock ownership, leadership development, and confidential stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities, and also to increase transparency into our corporate governance. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s day-to-day operation of the Company’s business. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Stock Ownership Guidelines. In 2014, our Compensation Committee recommended and our Board adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. Under the Guidelines, covered officers and directors must acquire ownership of shares of our common stock with a minimum specified value by a specified deadline. The target common stock ownership level for our President and Chief Executive Officer, who is one of our directors, is four times (4x) his annual base salary, the target stock ownership level for our other executive officers is two times (2x) their annual base salary, and the target common stock ownership level for our non-management directors is three times (3x) their annual base cash retainer. Under these Guidelines, the compliance deadline for all of our current executive officers and directors is December 31, 2018 or later. These Guidelines are discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Clawback Policy. In 2014, our Board of Directors adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board and the Compensation Committee reviewed our form of employment agreement for executive officers, and they made the decision to remove a so-called “single trigger” equity acceleration provision from the form. Pursuant to this provision, which remains in employment agreements with certain of our executive officers, the vesting of equity awards would accelerate upon certain change in control and other transactions referred to as “reorganization events” in our 2006 Employee Incentive Plan regardless of whether employment is terminated. Our employment agreements entered into with executive officers since 2013, including with Andrew Hindman, our Chief Business Development Officer, Burkhard Blank, M.D., our Chief Medical Officer, and Michael Rogers, our former Chief Financial Officer, exclude this single-trigger provision. The Board and the Compensation Committee intend that removal of the single trigger equity acceleration provision will also be carried through to any employment agreements that we enter into in the future with executive officers.

Board Leadership Structure

The Board has not appointed any director to the position of Chair of the Board nor has it appointed a lead independent director. Under the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating our leadership structure at least annually with the goal of optimizing Board performance and following sound corporate governance practices. They carefully consider, based on then-current facts and circumstances, whether to select an independent director to serve as Chair; if there is a Chair, whether the positions of Chair of the Board and the Chief Executive Officer should be held by the same person or by different persons; and in the absence of an independent director serving as Chair, whether an independent lead director should be appointed. This review of the Board leadership structure is conducted in conjunction with a broadly-scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Corporate Governance Guidelines. Based on the most recent review of the leadership structure and the Board and committee self-assessment, the Board and the Nominations and Governance Committee continue to believe that the current structure is the most appropriate leadership structure for the Board and our Company as we seek to build stockholder value by continuing to grow as a fully-integrated biopharmaceutical company.

Dr. Cohen, who is the President and Chief Executive Officer of the Company, generally serves as the acting chair at Board meetings. However, individual independent directors lead executive sections of the Board attended only by independent directors, and they also may lead sections of Board meetings. For example, the Chair of the Compensation Committee typically leads Board discussions of compensation issues. This leadership structure is reflected in our Corporate Governance Guidelines.

The Board believes that Dr. Cohen’s role in chairing its meetings allows the Board to act efficiently and effectively to best serve the interests of the Company’s stockholders and the Company as a whole. The Board believes that Dr. Cohen, in his capacity as President and Chief Executive Officer, serves as an effective bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and fostering an open dialogue between the Board and senior management. In addition, the Board believes that Dr. Cohen has been able to provide the Company with leadership for executing strategic initiatives and meeting challenges.

The Board does not believe at this time that the Company’s leadership structure would be enhanced by appointing a Chair of the Board or by calling upon a director other than Dr. Cohen to act as the chair of its meetings. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent” under applicable legal, regulatory, and stock market standards. Consistent with the requirements of our Corporate Governance Guidelines, the independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. These sessions are chaired by different independent directors, depending on the nature of the issues discussed. The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen. Additionally, the Board has developed processes that ensure control of Board meeting agendas by the independent directors.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee and a Research and Development Committee, both also consisting only of independent directors, which assist the Board in overseeing non-financial legal and regulatory compliance, and research and development matters, respectively.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. The Audit Committee also reviews cyber-security risks. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher, Mr. Smith and Dr. Strader are “Independent Directors” as defined in Rule 5605(a)(2) of the NASDAQ listing rules.

To assist the Board in determining each director’s independence in accordance with NASDAQ listing rules, pursuant to our Corporate Governance Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•	a director who is, or within the preceding three years was, an employee of the Company;
•

a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and

•

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee and Stockholder Meetings

Our Board met ten (10) times during 2016 excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they served. Pursuant to our Corporate Governance Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. Attendance in person is preferable, particularly for regularly scheduled meetings, but attendance via communications equipment is acceptable when needed due to individual circumstances. Five of our directors attended our 2016 Annual Meeting of Stockholders out of the total of eight (8) directors that served on our Board of Directors at that time.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee, a Compliance Committee, a Research and Development Committee, and an ad hoc Business Development Committee, each of which is comprised solely of Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder. The following lists the members of each committee as well as the primary responsibilities of each committee. Committee memberships, as disclosed in this Proxy Statement, were most recently reviewed in June 2016. Under the Nominations and Governance Committee Charter and our Corporate Governance Guidelines, the Nominations and Governance Committee recommends committee assignments to the full Board for approval. Under our Corporate Governance Guidelines, committee assignments should reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed. The Board believes that consideration should be given to rotating committee members periodically, but does not believe that rotation should be mandated as a policy.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Smith (Chair), Mr. Randall, and Mr. Rauscher. Mr. Smith, Mr. Randall, and Mr. Rauscher all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K. The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board.

Our Audit Committee is responsible for:

•

approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
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overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on the Company’s financial statements;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with the Company’s pre-approval policy established by the Audit Committee;
•	reviewing the Company’s financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in the Company’s Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures, and the finance-related portions of the Company’s code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•

establishing procedures for complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Two in this Proxy Statement under the heading Pre-approval Policies and Procedures. Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee, which is reviewed at least annually. The charter, most recently revised in 2012, is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met seven times in 2016 (including one joint meeting with the Compliance Committee).

Compensation Committee

Our Compensation Committee consists of three members: Mr. Kelley (Chair), Mr. Greene, and Dr. Panem. Our Compensation Committee is responsible for:

•

overseeing and evaluating the Company’s overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•

reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual non-equity incentive compensation program;
•

in consultation with the Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	reviewing and monitoring compliance with our Officer and Director Stock Ownership Guidelines;
•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•

reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed at least annually. The charter, most recently revised in 2013, is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met six times in 2016.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding our compensation programs and our Named Executive Officer compensation. Arnosti Consulting has been engaged for 2017 compensation decisions and was previously engaged in 2016 and in prior years to provide similar services to our Compensation Committee. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of pertinent factors, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Dr. Panem (Chair), Mr. Randall, and Mr. Smith. The Nominations and Governance Committee is responsible for:

•	identifying potential candidates to serve on our Board;
•	working with the Company’s General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•	overseeing an annual evaluation of the Board;
•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;

•	reviewing processes relating to Board meeting schedules and agendas and for the Company providing information to the Board;
•	reviewing the service of Board members and executive officers on the board of directors of any other company;
•	reviewing director and officer questionnaires;
•	overseeing director education and continuing education programs;
•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee, which is reviewed at least annually. The charter, most recently revised in 2012, is available on our website, www.acorda.com, under “Investors –Corporate Governance – Committee Charters.” The Nominations and Governance Committee met four times in 2016.

Compliance Committee

Our Compliance Committee consists of three members: Mr. Rauscher (Chair), Dr. Jensen, and Mr. Randall. The Compliance Committee is responsible for overseeing our compliance with legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products, but excluding matters relating to financial compliance, which are subject to the oversight of the Audit Committee. Our Board has adopted a written charter for the Compliance Committee, which is reviewed at least annually. The charter, most recently revised in 2012, is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compliance Committee met four times in 2016 (including one joint meeting with the Audit Committee).

Research and Development Committee

The Board has established a Research and Development Committee. This committee consists of Dr. Jensen (Chair), Dr. Panem, Mr. Rauscher, and Dr. Strader. The Research and Development Committee is responsible for making recommendations to the Board regarding the Company’s research and development strategies and opportunities. Our Board adopted a written charter for the Research and Development Committee in 2015 and it is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Research and Development Committee met four times in 2016.

Ad Hoc Business Development Committee

The Board has established an ad hoc Business Development Committee. This committee consists of Mr. Greene (Chair), Dr. Jensen, and Mr. Kelley. The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, potential out license transactions, and making recommendations to the Board regarding such transactions. The ad hoc Business Development Committee did not meet 2016.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

Our Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and our Corporate Governance Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•	a commitment to integrity and ethics;
•	demonstrated leadership ability and the ability to exercise sound business judgment;
•	independence from conflict or direct economic relationship with the Company; and
•	a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. Pursuant to our Corporate Governance Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the NASDAQ listing rules and that director candidates also meet the specific requirements set forth in the NASDAQ listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Corporate Governance Guidelines, our Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates, and will evaluate them in accordance with the requirements of our Corporate Governance Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Stockholder Communication with the Board of Directors

Pursuant to our Corporate Governance Guidelines, stockholders and other interested parties may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chair of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our Compensation Committee is responsible for establishing our director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely link compensation with corporate performance. As specified in our Corporate Governance Guidelines, our independent directors will not receive any additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or its committees.

The amount of each cash retainer currently payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. All directors also receive an annual stock option grant for 15,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our Board of Directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	25,000 shares	15,000 shares
Lead Director/Chair	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Research and Development Committee Chair	12,000	—	—
Business Development Committee Chair	12,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—
Research and Development Committee Member	7,000	—	—
Business Development Committee Member	7,000	—	—

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members. This review and determination includes the compensation for members of the ad hoc Business Development Committee, listed above.

2016 Non-Employee Director Compensation

The following table provides information concerning the compensation of our outside directors during 2016, including compensation for membership on the Board as well as Board committees on which they served during the year (current memberships are noted in the table).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(7)	Total ($)(7)
Barry Greene (3) (5)	$72,000	$178,766	$250,766
Peder K. Jensen, M.D. (1) (5) (6)	76,000	178,766	254,766
John P. Kelley (3) (5)	77,000	178,766	255,766
Sandra Panem, Ph.D. (3) (4) (6)	77,000	178,766	255,766
Lorin J. Randall (1) (2) (4)	73,000	178,766	251,766
Steven M. Rauscher (1) (2) (6)	79,000	178,766	257,766
Ian Smith (2) (4)	76,000	178,766	254,766
Catherine Strader (6) (8)	—	—	—

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.
(7)

The method and assumptions used to calculate the value of the options granted to our directors are discussed in Note 7 to our audited financial statements in our 2016 annual report on Form 10-K. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2016 was as follows: Mr. Greene, 113,740 shares; Mr. Jensen, 86,372 shares; Mr. Kelley, 80,000 shares; Dr. Panem, 70,000 shares; Mr. Randall, 110,000 shares; Mr. Rauscher, 110,000 shares; and Mr. Smith, 100,000 shares.

(8)	Dr. Strader was elected to the Board of Directors effective February 17, 2017, and accordingly did not receive any compensation from the Company during 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2017, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2017 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 46,760,435 shares of common stock outstanding on March 15, 2017.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
FMR LLC (1)	6,917,070	14.8%
BlackRock, Inc. (2)	5,992,579	12.8%
Scopia Capital Management (3)	5,568,306	11.9%
The Vanguard Group (4)	3,906,014	8.4%
Baker Bros. Advisors LP (5)	3,301,791	7.1%
Executive Officers and Directors
Ron Cohen, M.D. (6)	1,379,340	2.9%
Michael Rogers (7)	132,404	*
Richard P. Batycky, Ph.D. (8)	124,199	*
Andrew R. Blight, Ph.D. (9)	384,783	*
Burkhard Blank (10)	44,856	*
Andrew Hindman (11)	225,750	*
David Lawrence (12)	251,116	*
Lauren M. Sabella (13)	200,189	*
Jane Wasman (14)	533,277	1.1%
Barry Greene (15)	106,250	*
John P. Kelley (16)	76,250	*
Peder K. Jensen, M.D. (17)	82,622	*
Sandra Panem, Ph.D. (18)	69,162	*
Lorin J. Randall (19)	106,250	*
Steven Rauscher (20)	106,250	*
Ian Smith (21)	96,250	*
Catherine Strader (22)	—	*
All directors and executive officers as a group (17 persons)	3,918,948	7.9%

__________________________

*	Less than 1%.

(1)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017 (the “Fidelity 13G”) by: FMR LLC (“FMR”); Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR; and Select Biotechnology Portfolio. According to the Fidelity 13G: (1) each of FMR and Ms. Johnson beneficially owns and has sole voting power over 70,505 shares of Acorda common stock and sole dispositive power over 6,917,070 shares of Acorda common stock; (2) Select Biotechnology Portfolio beneficially owns and has sole voting power over 2,491,011 shares of Acorda common stock; and (3) FIAM LLC and FMR Co., Inc. are subsidiaries and investment advisers that beneficially own 5% or greater of the outstanding shares of Acorda common stock; (4) neither FMR nor Ms. Johnson has sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management and Research Company, a wholly-owned subsidiary of FMR (“Fidelity Funds”), which power resides with the Fidelity Funds’ Boards of Trustees; and (5) the Fidelity 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (“FMR Reporters”), but does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters as authorized by the Securities and Exchange Commission. The address of the principal business office for FMR, Ms. Johnson, and the Select Biotechnology Portfolio is 245 Summer Street, Boston, MA 02210.

According to the Fidelity 13G, members of the Johnson family, including Ms. Johnson, are the predominant owners of FMR with direct and indirect ownership representing 49% of the voting power of FMR; and through their ownership of voting common shares of FMR and because they are parties to an FMR shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(2)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on January 121, 2017, by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. (as the holding company for subsidiaries listed in the BlackRock 13G) beneficially owns and has sole voting power over 5,880,740 shares of Acorda common stock and sole dispositive power over 5,992,579 shares of Acorda common stock. The address of the principal business office for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The information in the table above is based an amendment to a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2017, by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich (the “Scopia 13G”). According to the Scopia 13G, the Scopia 13G reporting persons beneficially own and have shared voting and dispositive power over 5,568,306 shares of Acorda common stock. According to the Scopia 13G, all securities reported as beneficially owned in the Scopia 13G are directly held by advisory clients of Scopia Capital Management LP, and none of such advisory clients individually holds more than 5% of Acorda’s outstanding shares of common stock. The address of the principal business office for Scopia Capital Management LP is 152 West 57th Street, 33rd Floor, New York, NY 10019, and the address of the principal business office for Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich is c/o Scopia Capital Management LP at the address for such reporting person specified above.

(4)

The information in the table above is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017, by The Vanguard Group (the “Vanguard 13G”). According to the Vanguard 13G, the Vanguard Group has sole voting power over 56,830 shares of Acorda common stock, shared voting power over 6,819 shares of Acorda common stock, sole dispositive power over 3,844,529 shares of Acorda common stock and shared dispositive power over 61,485 shares of Acorda common stock. The address of the principal business office for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

According to the Vanguard 13G, (1) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 54,666 shares of Acorda common stock as a result of its serving as investment manager of collective trust accounts, and (2) Vanguard

Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 8,983 shares of Acorda common stock as a result of its serving as investment manager of Australian investment offerings.

(5)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017, by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker (the “Baker Bros. 13G”). According to the Baker Bros. 13G each of the Baker Bros. 13G reporting persons beneficially owns and has sole voting and dispositive power over 3,301,791 shares of Acorda common stock. The address of the principal business office for each of the Baker Bros. 13G reporting persons is c/o Baker Bros. Advisors LP, 667 Madison Avenue, 21st Floor, New York, NY 10065

According to the Baker Bros. 13G, certain shares of Acorda common stock are directly held by each of Baker Brothers Life Sciences, L.P and 667, L.P. (the “Funds”), where Baker Brothers Life Sciences, L.P owns or has the right to acquire within 60 days 3,000,348 shares of Acorda common stock, and 667, L.P. owns or has the right to acquire within 60 days 301,443 shares of Acorda common stock. Pursuant to Management Agreements, the Funds’ respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker as principals of Baker Bros. Advisors (GP) LLC, and Baker Bros. Advisors LP may be deemed to be the beneficial owners of shares of Acorda common stock directly held by the Funds, and may be deemed to have the sole power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The Baker Bros. 13G reporting persons disclaim beneficial ownership of the shares held by each of the Funds.

(6)	Includes 466,742 shares of common stock, 887,692 shares of common stock issuable upon exercise of stock options and 24,906 restricted shares.
(7)

Includes 132,404 shares of common stock issuable upon exercise of stock options. Mr. Rogers’ employment with the company terminated on October 3, 2016. Mr. Rogers owned 23,992 shares as of October 7, 2016. Due to Mr. Rogers’ termination, we have no knowledge of whether he continues to own or has disposed of these shares.

(8)	Includes 21,927 shares of common stock, 73,883 shares of common stock issuable upon exercise of stock options and 28,389 restricted shares.
(9)	Includes 72,122 shares of common stock, 306,189 shares of common stock issuable upon exercise of stock options and 6,472 restricted shares.
(10)	Includes 656 shares of common stock issuable upon the exercise of stock options and 44,200 restricted shares.
(11)	Includes 14,724 shares of common stock, 171,923 shares of common stock issuable upon exercise of stock options and 39,103 restricted shares.
(12)	Includes 242,180 shares of common stock issuable upon exercise of stock options and 8,936 restricted shares.
(13)	Includes 7,288 shares of common stock, 183,840 shares of common stock issuable upon the exercise of stock options and 9,061 restricted shares.
(14)	Includes 95,978 shares of common stock, 426,603 shares of common stock issuable upon the exercise of stock options and 10,696 restricted shares.
(15)	Includes 106,250 shares of common stock issuable upon exercise of stock options.

(16)	Includes 76,250 shares of common stock issuable upon exercise of stock options.
(17)	Includes 82,622 shares of common stock issuable upon exercise of stock options.
(18)	Includes 2,912 shares of common stock and 66,250 shares of common stock issuable upon exercise of stock options.
(19)	Includes 106,250 shares of common stock issuable upon exercise of stock options.
(20)	Includes 106,250 shares of common stock issuable upon exercise of stock options.
(21)	Includes 96,250 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 21, 2017.

Name	Age	Position(s)
Ron Cohen, M.D.	61	President, Chief Executive Officer and Director
Richard P. Batycky, Ph.D.	49	Chief Technology Officer and Site Head
Burkhard Blank, M.D.	62	Chief Medical Officer
Andrew R. Blight, Ph.D.	66	Chief Scientific Officer
Andrew Hindman	44	Chief Business Development Officer
David Lawrence	59	Chief, Business Operations and Principal Accounting Officer
Lauren M. Sabella	56	Chief Commercial Officer
Jane Wasman	60	President, International, General Counsel and Corporate Secretary

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously was a Director and Chairman of the New York Biotechnology Association. He currently serves as Chair of the board of the Biotechnology Industry Organization (BIO). He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by the New York Biotechnology Association as the NYBA “The Cure Starts Here” Business Leader of the Year.

Rick Batycky, Ph.D. has been Chief Technology Officer and Site Head at Acorda since October 2014. He joined Acorda as part of the Company’s acquisition of Civitas Therapeutics, which Dr. Batycky co-founded, serving as Chief Scientific Officer. Dr. Batycky has close to two decades of experience in drug development, with a focus on inhaled therapies. Prior to founding Civitas, Dr. Batycky was the Chief Scientific Officer and Sr. Vice President of Research & Development at Pulmatrix. He was previously the Vice President of Research and Development at Alkermes, overseeing many facets of product development across pulmonary, injectable and oral platforms. Dr. Batycky was an original member of Advanced Inhalation Research (AIR®), where he oversaw product development utilizing the ARCUS® technology for pulmonary delivery. Acorda has global development rights to the ARCUS technology as part of the Civitas acquisition. Dr. Batycky held several academic posts prior to joining AIR. Dr. Batycky received his B.Sc. in Chemical Engineering from University of Calgary and his S.M. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology (MIT).

Burkhard Blank, M.D., has been our Chief Medical Officer since July 2016. Prior to that, from January 2016 to June 2016, Dr. Blank was engaged by the Company to assume chief medical officer responsibilities on an interim basis. Dr. Blank has more than 25 years of experience in the pharmaceutical industry. Prior to working for the Company, from June 2014 to June 2016, Dr. Blank was the Chief Medical Officer of Herantis Pharma. From June 2013 to May 2014 he was the Chief Executive Officer of Laurantis Pharma and from June 2012 to May 2013 Dr. Blank acted as a consulting chief medical officer. Prior thereto, from October 2010 to June 2012, Dr. Blank served as a consulting chief medical officer for Mersana Therapeutics. Dr. Blank previously consulted as chief medical officer and served in various medical leadership roles for several biopharmaceutical companies, including Inhibikase Pharmaceuticals, Qwell Pharmaceuticals, New Haven Pharmaceuticals, Alnara Pharmaceuticals, Altus Pharmaceuticals, and Boehringer Ingelheim (BI). While at BI, he oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two FDA Advisory Committee Meetings; and subsequently, all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank serves on the Board of Directors of Riemser Pharma GmbH. Dr. Blank received his medical degree from Universitaet Marburg, Germany. He is board-certified in Germany in internal medicine.

Andrew R. Blight, Ph.D., has been our Chief Scientific Officer since January 2004 and previously served as our Executive Vice President, Research and Development from 2000 to 2004, and Vice President, Research and Development, from 1998 to 2000. Prior to joining the Company, Dr. Blight spent approximately six years as Professor and Director of the Neurosurgery Research Laboratory at the University of North Carolina at Chapel Hill. Dr. Blight held prior academic positions at Purdue University and New York University. Dr. Blight is a leader in spinal cord injury, or SCI, pathophysiology research and has made several important contributions to the field, particularly on the role of demyelination in SCI. He also pioneered the therapeutic application of 4-AP in SCI animal models and in human clinical trials. Dr. Blight is a member of the editorial board of the Journal of Neurotrauma and has served as a member of the Neurological Sciences and Disorders-A (NSDA) review committee at the National Institutes of Health (NIH). He was previously Secretary, Treasurer and Vice President of the National Neurotrauma Society. Dr. Blight received his B.S. in Zoology and his Ph.D. in Zoology/Neurobiology from the University of Bristol, U.K.

Andrew Hindman has been our Chief Business Development Officer since May 2014. Prior to joining the Company, Mr. Hindman held several senior executive level positions in the biopharmaceutical industry, most recently from 2011 to 2014 as President, Chief Executive Officer and member of the Board of Tobira Therapeutics, a privately-held biotechnology company. At Tobira, Mr. Hindman was responsible for developing a new corporate strategy, building new leadership and operational teams, and raising operating capital. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc. Mr. Hindman holds a B.A. in biochemistry and economics, graduating Phi Beta Kappa, from Wesleyan University and an executive MBA from Columbia University and the University of California Berkeley, Haas School of Business.

David Lawrence has been our Chief, Business Operations and Principal Accounting Officer since October 2016. Prior to that, he served as Chief of Business Operations from October 2013 to October 2016. From January 2005 to October 2013, he served as our Chief Financial Officer. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella has been our Chief Commercial Officer since February 2015. Prior to that, from January 2010 to February 2015, she was our Executive Vice President, Commercial Development. Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several product launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman has been our President, International, General Counsel and Corporate Secretary since October 2012. Prior to that, from January 2012 until October 2012, she was our Chief, Strategic Development, General Counsel and Corporate Secretary; and from May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, from 1995 to 2004, Ms. Wasman held various leadership positions at Schering‑Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; licensing and mergers and acquisitions; and global research and development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate Counsel to the U.S. Senate Committee on Veterans’ Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member of the board of directors and the executive committee of the board of the New York Biotechnology Association (NYBA).

Michael Rogers, 57 as of the date of this Proxy Statement, was our Chief Financial Officer from October 2013 until October 2016. Prior to joining the Company, Mr. Rogers was the Executive Vice President and Chief Financial Officer of BG

Medicine, Inc., a publicly-traded life sciences company, from June 2009 to October 2012. Prior to that, Mr. Rogers was the Executive Vice President, Chief Financial Officer and Treasurer of Indevus Pharmaceuticals, Inc. from 1999 until the company’s sale to Endo Pharmaceuticals in 2009. He also served as Chief Financial Officer at Advanced Health Corporation and AutoImmune, Inc. Mr. Rogers has more than 23 years of experience in the biopharmaceutical industry, including as an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves on the Board of Directors for pSivida Corp. and previously served on the Board of Coronado Biosciences, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Barry Greene

Sandra Panem, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We are a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. We market Ampyra® (dalfampridine) Extended Release Tablets, 10mg, a treatment to improve walking in patients with multiple sclerosis, or MS. Ampyra was approved by the U.S. Food and Drug Administration, or FDA, in January 2010, has been commercially available since March 2010, and had net revenue of $492.8 million for the year ended December 31, 2016. We have a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, migraine and MS. We have three clinical-stage programs in Parkinson’s disease, including CVT-301, our most advanced clinical program and our highest priority, as well as our tozadenant and SYN120 programs which we acquired with our 2016 acquisition of Biotie Therapies. We believe these three clinical development programs position Acorda as a leader in Parkinson’s disease therapeutic development. Our strategy is to continue growing as a fully integrated biopharmaceutical company, leveraging our scientific, clinical and commercial expertise in neurology.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise even as we experience rapid growth. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because much of the current value of our business is based on the success of our marketed products. However, we also measure our performance by considering other scientific, business, organizational, and operational goals focused on longer-term value creation to fully maximize stockholder value over time. These may include our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and importantly our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•

Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that includes: an annual base salary; performance-based non-equity incentive compensation; time-based and, for senior level employees, performance-based equity awards that deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and learning and development, and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, we have adopted Officer and Director Stock Ownership Guidelines and a Clawback Policy. The Stock Ownership Guidelines require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock by a specified deadline. The Clawback Policy includes provisions for the return (or clawback) of incentive compensation awarded to our executive officers upon the occurrence of certain events. These policies are further described below.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees.  We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees and executives.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by our Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for Dr. Cohen’s direct reports, including each of our other Named Executive Officers and our other executive officers. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen‘s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2016 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. to conduct a review of the total compensation program for our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2017 providing compensation benchmarking and other input to decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting data and sourced through Equilar Data Services, Inc. The Compensation Committee uses this data to conduct a competitive analysis of relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies. The companies used in this analysis are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of our Board, including our Chief Executive Officer. Comparable companies are chosen from among other commercial-stage companies in our industry based on revenues, business model, market capitalization and size of employee population.

In September 2015, the Compensation Committee recommended and the Board approved an update to our peer group companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., Aegerion Pharmaceuticals, Inc. (since acquired by Novelion Therapeutics Inc.), AMAG Pharmaceuticals, Inc., Depomed, Inc., Emergent BioSolutions Inc., Exelixis, Inc., GW Pharmaceuticals PLC, Halozyme Therapeutics, Inc., Impax Laboratories, Inc., Infinity Pharmaceuticals, Inc., Insys Therapeutics, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Momenta Pharmaceuticals, Inc., Nektar Therapeutics, Pacira Pharmaceuticals, Inc., Raptor Pharmaceutical Corp. (since acquired by Horizon Pharma plc), Spectrum Pharmaceuticals, Inc., and Supernus Pharmaceuticals, Inc. The Compensation Committee recommended this updated list of peer group companies, among other reasons, to remove companies that by some measures were substantially larger than the Company and might not be considered suitable comparators.

In September 2016, the Compensation Committee recommended and the Board approved an update to our peer group companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., AMAG Pharmaceuticals, Inc., ARIAD Pharmaceuticals Inc. (since acquired by Takeda Pharmaceutical Company Limited), Depomed, Inc., Exelixis, Inc., Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Insys Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Merrimack Pharmaceuticals, Inc., Nektar Therapeutics, Neurocrine Biosciences, Inc., Pacira Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., Raptor Pharmaceutical Corp. (since acquired by Horizon Pharma plc), Seattle Genetics Inc., Supernus Pharmaceuticals, Inc., and TESARO, Inc.

We work to properly tailor our compensation programs to our rapidly evolving and growing organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as established by our peer companies. In 2013, our Compensation Committee (with Board ratification) adopted a compensation policy under which we target total compensation to be at or above the 50th percentile of the pay practices of our self-selected peer group of companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although 50% is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer data for these components.

As further described below, in 2016 the Company made important changes to its executive compensation program after considering its compensation policies and analysis of compensation at peer companies. Although the Company typically provides executives and other employees annual merit based increases in base salaries, Named Executive Officers and other executive officers did not receive any merit increases in 2016. Also, for executive officers and certain other senior employees, starting in 2016 the Company modified its equity award program to incorporate performance-based stock awards.

2016 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, our Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance. For example, a pivotal clinical trial may take longer than 12 months to complete, so that any appreciation in stock price achieved by positive results would not be reflected in the year in which the study was designed, initiated and perhaps substantially conducted.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2016 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2016 say-on-pay vote was approved by our stockholders, receiving approximately 99% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.

We were pleased with the strong support from our stockholders on the say-on-pay vote at our 2016 Annual Meeting of Stockholders, and did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. However, in 2016, prior to the 2016 Annual Meeting of Stockholders, we did make some important changes to our executive compensation based on analysis of both our and peer company compensation policies. This included in particular the use of performance-vesting equity awards for our executive officers and other senior level employees, as further described in this Proxy Statement. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. Also, we intend to continue engaging with investors, as we greatly value the benefits of maintaining that dialogue and better understanding investor perspective.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our Directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995, and under Dr. Cohen’s leadership the Company has expanded its focus to include other nervous system disorders such as Parkinson’s disease.

Dr. Cohen’s leadership on several levels has been critical to the Company from its earliest days. His vision has always provided motivation and inspiration to employees. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen’s business and scientific leadership has also been critical to the Company’s success. Dr. Cohen’s business acumen has enabled the Company to grow from its roots as a small, privately-held development stage company to its recent commercial and financial success. He has steered the Company through highly complex go/no go decisions, such as for internal development programs or potential external business development opportunities. As is typical for biotech companies, the road has not been linear; the Company has overcome numerous challenges some of which, in the Company’s earlier years, threatened its survival, and has moved quickly to seize opportunities. As the Company has grown, so, too, have the demands of our business, and Dr. Cohen has guided the Company’s recruitment of talented individuals to lead mission critical functions. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

The Board believes that Dr. Cohen is and will remain the best person to lead the Company for the foreseeable future. As described above, he has been the principal strategist behind the Company’s development since its formation, including its success with Ampyra. Under Dr. Cohen’s leadership, the Company has developed what we believe is an industry leading pipeline of potential therapies for neurological disorders. Most recently, Dr. Cohen’s leadership was instrumental in our acquisition of Biotie Therapies Corp., which we believe positions us to be a leader in Parkinson’s disease therapeutic development. Also, Dr. Cohen navigated the Company through setbacks in 2016, including the decision to discontinue our program to develop Plumiaz as a nasal spray formulation of diazepam for certain epilepsy patients, and the decision to discontinue our program to develop dalfampridine for use in patients who experience post-stroke walking difficulties.

Dr. Cohen’s leadership and vision remain as important as ever to the Company. The Company is positioned for potential growth with two late stage Parkinson’s disease programs – CVT-301 and tozadenant – and the Board believes Dr. Cohen’s leadership will be pivotal in progressing these programs further. At the same time, the Company faces challenges due to a United States District Court decision in April 2017 upholding a patent pertaining to Ampyra set to expire in July 2018 but invalidating certain other Ampyra patents.  Following that decision, the Company implemented a corporate restructuring to reduce its cost structure and focus its resources on the two late stage Parkinson’s disease programs, as well as on maximizing patient access to Ampyra at least through July 2018. Dr. Cohen’s history in leading the Company through both its successes and setbacks as well as the leadership example he provides makes him uniquely qualified to provide valuable perspective to the Board as it oversees the advancement of our business and the interests of our stockholders.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval. As further described below, our executive officers did not receive annual base salary increases in 2016.

The following table sets forth our Named Executive Officer 2016 and 2017 annual base salaries:

Name	Title	2016 Salary	2017 Salary
Ron Cohen, M.D.	President and CEO	$772,500	$795,675
David Lawrence (1)	Chief, Business Operations and Principal Accounting Officer	$380,000	$393,300
Burkhard Blank, M.D.	Chief Medical Officer	$525,000	$533,100
Andrew Hindman	Chief Business Development Officer	$408,700	$475,000
Jane Wasman	President, International, General Counsel and Corporate Secretary	$555,100	$570,900
Michael Rogers (2)	Chief Financial Officer (former)	$414,100	$—

__________________________

(1)

The 2016 annual base salary specified in the table reflects Mr. Lawrence’s base salary effective as of July 12, 2016. Prior to that, Mr. Lawrence’s annual base salary for 2016 was $353,500. This increase was based on Mr. Lawrence’s agreement to take on responsibilities relevant to our financial accounting and reporting function in addition to his existing role as our Chief of Business Operations.

(2)	Mr. Rogers’ employment with the company terminated on October 3, 2016.

For 2016 annual base salaries, the annual merit review described above occurred in the first quarter of 2016. Although the Company typically provides executives and other employees with annual merit increases in connection with this review, in 2016 our executive officers did not receive annual merit increases. The Board of Directors and the Compensation Committee decided not to provide an annual merit increase in the salaries of our executive officers in 2016 based upon the recommendation of their compensation consultant, Arnosti Consulting. Arnosti Consulting made this recommendation based on analysis of executive salaries at the Company’s peer companies and considering the Company’s compensation policies described above. In particular, it was determined that the executive officer salaries were already within the target range based on executive compensation at the Company’s peers. However, the decision on executive officer base salaries did not affect their participation in our year-end compensation programs intended to reward pay-for-performance, including non-equity incentive compensation and equity awards (as further described below). Also, unrelated to the merit increase review, David Lawrence received a $26,500 increase in his base salary effective July 12, 2016, in recognition of his agreement to take on responsibilities relevant to our financial accounting and reporting function in addition to his existing role as Chief of Business Operations.

For 2017 annual base salaries, the annual merit review occurred in the first quarter of 2017, and new salaries took effect on March 1, 2017. Dr. Cohen’s 2017 base salary was determined by the Board of Directors, and reflects a merit increase of 3% over his 2016 base salary pursuant to the Company’s merit increase guidelines. For each of our other Named Executive Offices, they also received increases pursuant to our merit increase guidelines: 3.5% for Mr. Lawrence; 2.8% for Ms. Wasman; 1.5% for Dr. Blank (prorated increase based on the portion of 2016 during which he was employed); and 3.5% for Mr. Hindman. In the case of Mr. Hindman, his 2017 base salary reflects the merit increase as described as well as an adjustment of $52,000 to reflect his continuing assumption of financial planning and analysis and investor relations responsibilities due to the departure of Mr. Rogers, our former Chief Financial Officer. The determination to make this adjustment was based on an analysis of proxy data provided by Arnosti Consulting on base salaries of executives at peer companies with qualifications and responsibilities corresponding to the components of Mr. Hindman’s expanded role. These salary increases were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

Non-Equity Incentive Compensation Program:  Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales, are used for the Company’s non-equity incentive compensation program because much of the current value of our business is based on the success of our marketed products. In addition, the Board uses other scientific, business, organizational, and operational measurements, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, and our ability to grow our business through licensing and acquisitions. In many cases, these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value.

After the conclusion of each year, the Board evaluates performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important product acquisition or other strategic transaction. Our Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation structure. Also, business development opportunities such as acquisitions cannot typically be predicted in advance. The Board and the Compensation Committee believe it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise.

Corporate Goals

Following is a summary of the 2016 corporate goals established by the Board and used as a basis for awarding 2016 year-end non-equity incentive compensation payouts (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy. These goals and the specific goal parameters were approved by the Board in the fourth quarter of 2015 and then internally communicated Company-wide in the first quarter of 2016. In August 2016, in light of the Biotie acquisition and other business developments, the Board approved adjustments to the parameters for these goals to improve alignment with Company priorities.

Goal	Rationale
• Product development milestones (CVT-301, Plumiaz, post-stroke walking difficulties, once-daily (QD) dalfampridine formulation, CVT-427, and rHIgM22 programs) (67.5%)

•    Progressing our product development programs is an important part of our long-term growth strategy. Because pharmaceutical development is inherently risky and unpredictable, the Board sets goal parameters for our product pipeline tied to critical stages of development, where we have to make complex go/no go decisions based potential cost, probability for success, commercial potential, and other factors. This encourages and rewards the prudent risk-taking that is a necessary part of our business and which we believe is critical to our success.

• Ampyra net sales targeted level (25%)

•    Ampyra is the Company’s most significant marketed product, and substantially all of our net revenues currently come from Ampyra product sales. The Board believes that the Company’s current value is substantially dependent on Ampyra sales, and furthermore the cash generated from Ampyra sales is a critical strategic asset. However, the Board has decreased the weighting given to Ampyra net sales in recent years, as future growth of our Company will be increasingly dependent on advancing our development programs and potentially acquiring additional products.

• Operating expense and cash/cash equivalent targeted levels (7.5%)

•    The Board and the Company are focused on fiscal management. We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate and grow our business.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis in the first quarter of each year (or after they join the Company, if hired mid-year). Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is entirely based on the corporate performance score and therefore he does not have separate individual goals for the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board may nevertheless establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of annual base salary	Based entirely on the achievement of corporate goals
David Lawrence	Chief, Business Operations and Principal Accounting Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Burkhard Blank, M.D. (2)	Chief Medical Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Andrew Hindman	Chief Business Development Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Jane Wasman	President, International, General Counsel and Corporate Secretary	60% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Michael Rogers (3)	Chief Financial Officer (former)	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals

__________________________

(1)

Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment non-equity incentive compensation targets based on the effective date of the adjustment. For example, Mr. Lawrence’s target payout amount received a prorated adjustment based on the increase in his salary, effective as of July 12, 2016, described above in this Proxy Statement.

(2)

Pursuant to Dr. Blank’s employment offer letter, Dr. Blank’s 2016 non-equity incentive compensation target was established based on a full year of service although his employment commenced on July 1, 2016. The Company agreed to this arrangement in Dr. Blank’s employment offer letter because, prior to commencement of his employment, Dr. Blank was a consultant to the Company and provided the services of a chief medical officer on an interim basis from January through June, 2016.

(3)

Mr. Rogers’ employment with the Company terminated on October 3, 2016. Accordingly, he did not receive a payout under the Company’s non-equity incentive compensation program based on 2016 corporate and individual goals. As further described below under the heading Non-Equity Incentive Compensation Payouts for 2016, in connection with the termination of Mr. Rogers’ employment and pursuant to his employment agreement with the Company, he received a prorated payout under the Company’s non-equity incentive compensation program based on his target payout for 2016.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are made in the first quarter of the following year.

2016 Performance

In March 2017, the Compensation Committee and the Board determined that corporate performance in light of the 2016 corporate goals, described above, merited a 91.0% performance score for all of our employees, including all of our executive officers. The score (rounded to a whole number) was determined as follows:

•	The Company received 37.5% credit out of the total 67.5% allocated to product development milestones goal.
o

The Company received the full 30% within this goal allocated to progressing its CVT-301 development program, including successfully completing a pre-NDA meeting with the FDA, successfully completing a pivotal Phase 3 efficacy and safety clinical trial for this program, and advancing commercial manufacturing readiness and strategic plans for this program.

o	The Company did not receive any of the 20% within this goal allocated to its Plumiaz development program in light of the fact that the Company discontinued this program in 2016.
o

The Company received 7.5% out of a total of 17.5% within this goal allocated to progressing its other product development programs, including our post-stroke walking difficulties (dalfampridine), once-daily (QD) dalfampridine formulation, CVT-427, and rHIgM22 development programs. The Company received 2.5% within this goal for developing a potentially viable QD formulation of dalfampridine; and 5% within this goal for advancing the CVT-427 program, including obtaining top line results from the first Phase 1 study of CVT-427, completing a special population study in patients with asthma and in smokers, and advancing manufacturing readiness for possible subsequent clinical trials. The Company did not receive any other credit allocated to progressing these other product development programs in light of the facts that the Company discontinued its post-stroke walking difficulties development program and failed to advance manufacturing needed for a rHIgM22 toxicology study contemplated by this goal.

•

The Company received the full 25% allocated to the Ampyra net sales goal plus an additional 0.7% credit in accordance with the goal because the Company exceeded its 2016 targeted level for Ampyra net sales.

•	The Company achieved its operating expense and cash/cash equivalents targeted levels, and received the full 7.5% allocated to this goal.
•

In addition to the foregoing, the Compensation Committee and the Board awarded 20% extra credit considering the Company’s entering into an agreement for, and completing, the acquisition of Biotie Therapies Corp. in 2016. In awarding this extra credit, the Compensation Committee and Board considered management’s initiative in identifying Biotie as an acquisition candidate with an excellent strategic fit with the Company’s business and growth strategies and the extraordinary efforts made to negotiate and complete this complex cross border acquisition.

Non-Equity Incentive Compensation Payouts for 2016

The target payout established for Ron Cohen, M.D., our President and Chief Executive Officer, for 2016 was 80% of annual base salary. Based on this target payout amount and the 91.0% performance score assigned to the corporate goals as approved by the Compensation Committee and the Board, Dr. Cohen received a 2016 non-equity incentive compensation payout of $562,380, equal to 91% of his non-equity incentive compensation payout target for 2016.

The individual goals set for 2016 for Burkhard Blank, M.D., our Chief Medical Officer, related to: compliance with laws, regulations, and Company policies; management and development of employees; advancement of the Company’s product development programs, including CVT-301, Plumiaz, dalfampridine (post-stroke), tozadenant, SYN120 and CVT-427; and assessment of the structure and staffing of clinical development team structures. The target payout established for Dr. Blank for 2016 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2016 performance score of 103% for Dr. Blank. Based on the corporate performance score, his individual performance score, and his payout target, Dr. Blank received a 2016 non-equity incentive compensation payout of $245,175, representing 93.4% of his 2016 non-equity incentive compensation payout target. Pursuant to Dr. Blank’s employment offer letter, Dr. Blank’s 2016 non-equity incentive compensation target was established based on a full year of service although his employment commenced on July 1, 2016. The Company agreed to this arrangement in Dr. Blank’s employment offer letter because, prior to commencement of his employment, Dr. Blank was a consultant to the Company and provided the services of a chief medical officer on an interim basis from January through June, 2016.

The individual goals set for 2016 for David Lawrence, our Chief, Business Operations and Principal Accounting Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; leadership of the Biotie Therapies integration process; inventory management, including commercial inventory levels for Ampyra, Zanaflex and Qutenza, clinical supply inventory for once-daily (QD) dalfampridine development, and launch supply for Plumiaz; management of process improvements for the Company’s program management function; and management of information technology and facility matters, including integration of the Biotie Therapies South San Francisco and Turku facilities and possible addition of a facility in the greater Boston, Massachusetts area to allow for expansion of manufacturing operations in Chelsea, Massachusetts. The target payout established for Mr. Lawrence for 2016 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2016 performance score of 111.5% for Mr. Lawrence. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Lawrence received a 2016 non-equity incentive compensation payout of $174,046, representing 95.1% of his 2016 non-equity incentive compensation payout target.

The individual goals set for 2016 for Andrew Hindman, our Chief Business Development Officer, related to: compliance with laws, regulations, and Company policies; management and development of employees; leadership of completion of the Biotie Therapies acquisition and contribution to business integration; leadership and implementation of business development strategy; Company leadership team involvement, including leadership of efforts to design and implement business process improvements; oversight of the alliance management function; and internal and industry involvement including visits with certain field-based employees and presence at industry conferences. The target payout established for Mr. Hindman for 2016 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2016 performance score of 116% for Mr. Hindman. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Hindman received a 2016 non-equity incentive compensation payout of $196,176, representing 96% of his 2016 non-equity incentive compensation payout target.

The individual goals set for 2016 for Jane Wasman, our President, International, General Counsel and Corporate Secretary, related to: compliance with laws, regulations and Company policies; management and development of employees, including visits with certain field-based employees; oversight of the Company’s strategic planning process; provision of counseling and legal support to facilitate corporate goals and business objectives; coordination of intellectual property defense and strategy (including litigation and inter parties review proceedings) to optimize commercial and product development strategies; corporate secretarial responsibilities, including provision of legal support and guidance to the Board on corporate governance, compliance and other matters, and public company reporting and related Securities and Exchange Commission compliance matters; management of the Company’s quality assurance functions; and development of the Company’s ex-U.S. strategy for CVT-301. The target payout for Ms. Wasman for 2016 non-equity incentive compensation was 60% of annual base salary. The Compensation Committee and the Board approved an individual 2016 performance score of 104.5% for Ms. Wasman. Based on the corporate performance score, her individual performance score, and her payout target, Ms. Wasman received a 2016 non-equity incentive compensation payout of $312,077, representing 93.7% of her 2016 non-equity incentive compensation payout target.

Michael Rogers, our former Chief Financial Officer, had individual goals applicable to his 2016 performance. However, Mr. Rogers’ employment with the Company terminated on October 3, 2016, and in connection with his departure and pursuant to his employment agreement (which is further described below in this Proxy Statement), we paid him $157,358 in October 2016, representing his non-equity incentive compensation payout target for 2016 prorated based on his length of employment during 2016.

Ad Hoc Bonuses

Separate from our annual non-equity incentive compensation program, our Compensation Committee has occasionally awarded individual bonuses on an ad hoc basis to recognize exceptional contributions to the Company’s business. In 2016, the following Named Executive Officers were awarded the following specified cash bonuses, as well as Company stock options, discussed below under Equity Awards, to recognize their key roles and extraordinary efforts in connection with the acquisition of Biotie Therapies and the ongoing integration of the Biotie business:  Andrew Hindman, $25,000; Jane Wasman, $25,000; and Michael Rogers, $25,000.

Also in 2016, David Lawrence was awarded a cash bonus of $65,000 in recognition of his agreement to take on responsibilities relevant to our financial accounting and reporting function in addition to his existing role as our Chief of

Business Operations. The bonus was in addition to the base salary increase described above under Base Salary in recognition of his agreement to take on these responsibilities. The bonus was paid in March 2017 with Mr. Lawrence’s 2016 year-end non-equity incentive compensation.  Similarly, in 2016, Andrew Hindman was awarded a cash bonus of $70,000 in recognition of his agreement to take on financial planning and analysis and investor relations responsibilities in addition to his existing role as our Chief Business Development Officer. This bonus was paid in installments from October 31, 2016 through March 31, 2017. In March 2017, both Mr. Lawrence and Mr. Hindman were awarded additional bonuses of $50,000 each, payable in four equal quarterly installments, given that the Company has not hired a new Chief Financial Officer since the departure of Michael Rogers, our former Chief Financial Officer, and accordingly Mr. Lawrence and Mr. Hindman continue to assume responsibilities previously assigned to Mr. Rogers.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2016.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan. Equity awards are typically granted to newly-hired employees and pursuant to our annual equity award program. Our annual equity awards vary from year to year, as further described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, in 2014 our Board adopted Officer and Director Stock Ownership Guidelines. The Stock Ownership Guidelines, which are described in further detail below under Stock Ownership Guidelines, require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock prior to a specified deadline.

Annual Equity Award Program. The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement and motivation. These judgments also consider our compensation policy, described above, under which we target total compensation to be in the range of the 50th to 75th percentile of our peers. Lastly, in determining the total pool of shares to be authorized for our annual and other awards, as well as the ratio of different awards types to granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 Omnibus Incentive Compensation Plan), the relative dilutive impact of providing different award types, and equity compensation practices at peer companies.

The Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts. For example, there is a specified pool for all of Dr. Cohen’s direct reports, and there is a specified pool for each department within the organization.

Awards for our 2017 annual award program were substantially reduced at all levels as compared to 2016. The reduction was made considering the need to carefully manage the use of the remaining share reserve in our 2015 Omnibus Incentive Compensation Plan. As noted above, the Company believes that the equity award program is a key component of the pay-for-performance philosophy, and the equity awards are critical to attracting and retaining talented employees. However, the current share reserve in the 2015 plan is not sufficient for the Company to continue granting awards at a pace consistent with past practice. Although the Company may seek approval from stockholders to amend the 2015 plan to authorize additional shares under the plan, in light of the Company’s current business circumstances the Compensation Committee and Board have made the decision to defer any such action until a time after the 2017 Annual Meeting.

Combination of Award Types; Award Terms and Conditions; Performance-Based Vesting. A significant portion of our executive officers’ total potential compensation package includes equity awards. Historically, the awards to our executive officers and other employees have been a mix of stock options and restricted stock awards subject to time-based vesting, but commencing in 2016 this mix was modified to include both time-based and performance-based vesting awards for our executive officers and other senior employees. We issue performance-based awards in the form of restricted stock units, which represent the right to payment (or settlement) in the form of a share of the Company’s common stock for each restricted stock unit upon achievement of the specified vesting conditions. All of our equity award types provide our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Used in combination, these types of awards can deliver significant real value to our employees if and as the value of our Company increases, and importantly they provide some equity incentive even when we experience extreme stock price volatility.

Our Compensation Committee reviews our compensation programs annually, and as part of that review the Compensation Committee considers equity award terms and conditions considering numerous factors, including equity award practices at our peer companies and within our industry generally. Prior to our 2016 annual equity award grants, for several years, the Compensation Committee considered whether the introduction of performance-based awards would be appropriate to reinforce the link between compensation and our long-term performance and to better align the interests of our executives with the interest of our stockholders. Based on this continuing review, in early 2016, the Compensation Committee determined that performance-based awards would be suitably used for the Company’s more senior employees, to provide a direct incentive to achieving certain key corporate goals and to hold those employees accountable if those goals are not met. For our 2017 annual equity award grants, the Compensation Committee again considered the mix of awards to be granted and determined that the Company should continue using performance-based awards for the Company’s most senior employees. The Committee also concluded that time-based vesting awards should continue to be an important part of our equity compensation program for all employees because the pharmaceutical development programs that we pursue as the core of our long-term business strategy are inherently unpredictable and risky, and we wish to provide retention incentives and significant up-side potential if and when business success leads to increased shareholder value creation.

The Compensation Committee believes that the combined use of stock options and restricted stock and/or restricted stock units appropriately balances the goals of paying for performance, aligning management with shareholders, and retaining top-performing and critical employees. The Compensation Committee believes that our equity award program should include stock options because stock options reward an employee only if our stock price increases above the exercise price of the stock option (i.e., market price on the NASDAQ Global Market at the close of business on the grant date). Stock options are therefore an effective method of motivating and incentivizing recipients to manage our Company in a manner that is consistent with the long-term interests of our stockholders. In addition, the Compensation Committee believes that restricted stock awards and/or restricted stock units are another effective tool for motivating, retaining, and incentivizing employees, especially when used in addition to stock options. The stock ownership opportunities afforded by restricted stock awards and/or restricted stock units align the interests of our employees and stockholders even in situations where declines in our stock price (which can be caused by factors unrelated to Company performance) diminish the retentive or incentivizing effects of stock options.

The equity awards issued to our Named Executive Officers and other senior employees pursuant to our 2016 and 2017 annual equity award programs are further described below under 2016 Awards and 2017 Awards.

Approval Process. With respect to stock option grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves stock option grants for those executive officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual stock option grants are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and are typically awarded with a ten year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Annual restricted stock awards and/or restricted stock units are approved at the same time and pursuant to the same process as the stock option awards. With respect to restricted stock award/restricted stock unit grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modifications, the Compensation Committee either approves restricted stock award/restricted stock unit grants for those executive officers or recommends them to the full Board for approval. With respect to restricted stock award/restricted stock unit grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval.

2016 Equity Awards

For our 2016 annual equity award program, our executive officers and other senior employees were granted a combination of 30% performance-based vesting restricted stock units and 70% time-based vesting stock options. The stock options vest quarterly in equal installments over four years beginning on January 1, 2016, have an exercise price equal to $35.53, the closing price of our common stock on the Nasdaq Global Market on March 2, 2016 (the grant date), and expire ten years after the grant date. The restricted stock units were awarded subject to vesting based on achievement of the following performance conditions: 50% based upon a determination by the Compensation Committee that the U.S. Food and Drug Administration, or FDA, has accepted a New Drug Application, or NDA, for CVT-301; and 50% based upon a determination by the Compensation Committee that the FDA has accepted an NDA for Plumiaz. Other employees (below the level of Senior Director) received a mix of time-based restricted stock awards and stock options, consistent with the Company’s historical practices, though for 2016 and then again in 2017 the award ratio was adjusted to be 50% stock options and 50% shares of restricted stock.

Notably, the restricted stock units granted in 2016 which would have vested based on FDA acceptance of an NDA for Plumiaz have all terminated because the Company discontinued its Plumiaz development program. Consistent with the Company’s pay-for-performance compensation philosophy and the specific rationale for granting those performance-based awards, recipients of those awards did not receive any replacement or other compensation for those terminated awards.

2016 stock option grants and restricted stock awards to our Named Executive Officers are shown in the 2016 Grants of Plan-Based Awards table in the Executive Compensation section of this Proxy Statement. Total outstanding unvested stock option grants and restricted stock awards held by our Named Executive Officers are shown in the Outstanding Equity Awards at December 31, 2016 table. Award values shown in those tables do not necessarily reflect the ultimate value of the awards to the recipients, which will depend on the price of our common stock on future dates when shares underlying vested equity awards are sold.

2016 awards to our Named Executive Officers, as reflected in these 2016 tables in the Executive Compensation section of this Proxy Statement, include (i) stock options and restricted stock unit awards that were granted in March 2016 as part of our annual equity award program, described above, other than to Burkhard Blank, M.D. because he was not an employee of the Company at the time of our 2016 annual equity award grants, (ii) new hire stock option and restricted stock awards granted to Dr. Blank in July 2016 upon commencement of his employment with the Company, and (iii) stock option awards that were granted to Andrew Hindman, Jane Wasman, and Michael Rogers to recognize their key role and extraordinary efforts in connection with the acquisition of Biotie Therapies and the ongoing integration of the Biotie business (in addition to ad hoc cash bonuses that were also awarded to them, discussed above).

2017 Equity Awards

For our 2017 annual equity award program, our executive officers and other senior employees were granted a combination of 30% performance-based vesting restricted stock units, 20% time-based vesting restricted stock awards and 50% time-based vesting stock options, all as further described below. Other employees (below the level of Senior Director) received a mix of time-based restricted stock awards and stock options, with an award ratio of 50% stock options and 50% shares of restricted stock. As noted above, 2017 award amounts reflect a substantial reduction in the overall equity award program in 2017 as compared to 2016, considering the need to carefully manage the use of the remaining share reserve in our 2015 Omnibus Incentive Compensation Plan.

Similar to the 2016 annual equity award program, as noted above the 2017 equity awards to our executive officers and other senior employees included a substantial performance-based component. The Compensation Committee and the Board continue to believe that this is an effective enhancement to our equity award program, and they expect that future annual awards will also include performance-based components. However, the Compensation Committee and the Board made an important change to the program in 2017, adding a one-year minimum vesting requirement to the performance awards. The Compensation Committee and the Board determined that the minimum vesting period was a beneficial enhancement to our performance award program because it reinforces the purpose of the awards as long-term incentives without impacting the long-term economic value being offered to employees.

Both the 2016 and 2017 annual equity awards to our executive officers and other senior employees included time-based awards. For 2017, our Compensation Committee and Board determined to use a mix of both time-based stock options and time-based restricted stock awards for these employees. This was a change from the 2016 annual equity awards, which included time-based stock options but not time-based restricted stock awards. This change did not reflect a change in compensation strategy but rather related to our efforts to determine an appropriate award pool size and mix of award types to best manage our use of the remaining 2015 plan share reserve.

The following table sets forth the equity awards that were granted to our Named Executive Officers in March 2017:

Name	Title	Time-Based Stock Options	Time-Based Restricted Stock Awards	Performance- Based Restricted Stock Units
Ron Cohen, M.D.	President and CEO	29,900	11,960	17,940
Burkhard Blank M.D.	Chief Medical Officer	10,500	4,200	6,300
David Lawrence	Chief, Business Operations and Principal Accounting Officer	11,000	4,400	6,600
Andrew Hindman	Chief Business Development Officer	11,500	4,600	6,900
Jane Wasman	President, International, General Counsel and Corporate Secretary	12,500	5,000	7,500

The stock options vest quarterly in equal installments over four years beginning on January 1, 2017, have an exercise price equal to $27.475, the closing price of our common stock on the Nasdaq Global Market on March 1, 2017 (the grant date), and expire ten years after the grant date.

The restricted stock awards vest in four installments as follows: one-fourth on December 1, 2016, one-fourth on December 1, 2017, one-fourth on December 1, 2018 and one-fourth on December 1, 2019.

The restricted stock units vest in equal installments based upon a determination by the Compensation Committee that the following performance conditions have been achieved, subject to a minimum vesting period of 12 months from the grant date for each installment:

•

one-third vest if the Phase 3 clinical trial of tozadenant being conducted by the Company and its subsidiaries, referred to as study CL-05, achieves its primary endpoint as specified in the protocol for such study;

•	one-third vest if the U.S. Food and Drug Administration, or FDA, approves a New Drug Application, or NDA, for the Company’s CVT-301 product; and
•	one-third vest if the Company successfully completes the FDA’s pre-approval inspection of the Company’s Chelsea, Massachusetts facility relating to the Company’s NDA for CVT-301.

Burkhard Blank, M.D., commenced employment as our Chief Medical Officer on July 1, 2016, and accordingly the employment offer letter with Dr. Blank contemplated a pro rata grant of 2017 annual equity awards based on his length of employment in 2016. However, at the time of approval of the 2017 annual equity awards, the Board and the Compensation Committee concluded that Dr. Blank was deserving of a full rather than pro-rated 2017 annual equity award (as reflected in the table above). The Board and the Compensation Committee made this decision in light of Dr. Blank’s provision of chief medical officer consulting services on an interim basis from January through June, 2016, prior to his formally taking on the position of our Chief Medical Officer.

Michael Rogers, our former Chief Financial Officer and one of our Named Executive Officers in this Proxy Statement, has not been an employee of the Company since his departure on October 3, 2016. Accordingly, he was not granted any equity awards in 2017.

Stock Ownership Guidelines

Our Board of Directors has adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors.

Under the Guidelines, covered officers and directors must acquire ownership of target common stock ownership levels by the end of the applicable compliance period. The target common stock ownership levels are specified as shares of our common stock with a value equal to a multiple of annual base salary, in the case of officers, and a multiple of the annual base cash retainer, in the case of non-management directors, as follows:

•	Four times (4x) annual base salary for the President and Chief Executive Officer
•	Two times (2x) annual base salary for each other executive officer covered by the Guidelines
•	Three times (3x) annual base cash retainer for non-management directors

The Guidelines provide for evaluation of stock ownership as of the end of each calendar year, and specify the use of a 60 trading day average of our common stock price to mitigate the impact of stock volatility. Owned shares as well as vested stock and option awards are counted towards meeting the Guidelines. Individuals covered by the Guidelines are expected to achieve their target ownership level by the calendar year end that is closest to the fifth anniversary of their becoming subject to the Guidelines. For all of our current executive officers and directors, the compliance deadline is the end of 2018 or later.

The Compensation Committee is responsible for administering the Guidelines. The Committee has the authority to impose remedial measures needed to ensure compliance with the Guidelines, and also to grant exceptions in the case of individual hardship, such as may be caused by a decline in the market price of the Company’s common stock or due to personal circumstances such as divorce, significant health issues or a catastrophic event. Subject to that discretion, a covered individual that does not achieve their target ownership level by the end of their compliance period is expressly restricted from disposing of any shares resulting from vested equity awards, net of any shares used to cover taxes or stock option exercise price, until they achieve compliance.

Clawback Policy

Our Board of Directors has adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals but not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation.

In addition, if and when the Securities and Exchange Commission adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and amend the Clawback Policy, as may be necessary, to comply with such implementing regulations.

The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our Chief Executive Officer and Chief Financial Officer.

Insider Trading Policy and Anti-Hedging

We have an Insider Trading Policy that has been adopted in light of restrictions under applicable securities laws. This policy prohibits trades in our common stock that would violate these laws, and it also imposes other restrictions such as blackout periods and prior notification and/or clearance requirements intended to protect against inadvertent violations of these laws. This policy also prohibits officers, directors, and their family members from engaging in any short sales of our common stock or any purchases or sales of puts or calls for speculative purposes. If and when the Securities and Exchange Commission adopts implementing regulations under Section 955, “Disclosure Regarding Employee and Director Hedging,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and consider amending our Insider Trading Policy based on the disclosure requirements of such implementing regulations.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2016 by our Chief Executive Officer, Chief, Business Operations and Principal Accounting Officer, former Chief Financial Officer, and each of the three other most highly paid executive officers during the year ended December 31, 2016. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(18)		Total ($)
Ron Cohen, M.D.	2016	$772,500		$—		$1,046,501	$1,043,884	$562,380	(14)	$7,950		$3,433,215
President and Chief	2015	768,750		—		607,580	1,510,794	553,728	(15)	7,950		3,448,802
Executive Officer	2014	745,833		—		700,413	1,939,685	651,600	(16)	7,650		4,045,181
David Lawrence	2016	366,054		75,000	(5)	369,334	368,411	174,046	(14)	7,950		1,360,795
Chief, Business Operations	2015	351,783		—		199,179	507,514	164,165	(15)	7,950		1,230,591
and Principal Accounting Officer	2014	341,000		—		236,280	654,330	185,294	(16)	7,650		1,424,554
Burkhard Blank, M.D.	2016	835,500	(3)	—		1,299,500	1,133,424	245,175	(14)	7,950		3,521,549
Chief Medical	2015	—		—		—	—	—		—		—
Officer	2014	—		—		—	—	—		—		—
Andrew Hindman	2016	408,700		95,000	(6)	408,027	688,628	196,176	(14)	7,950		1,804,481
Chief Business	2015	407,250		50,000	(7)	150,644	383,886	193,887	(15)	11,315	(19)	1,196,982
Development Officer	2014	254,546		75,000	(8)	1,685,518	2,914,933	147,440	(16)	90,229	(20)	5,167,666
Jane Wasman	2016	555,100		25,000	(9)	459,296	627,121	312,077	(14)	7,950		1,986,544
President,	2015	552,408		17,000	(10)	259,794	801,034	316,007	(15)	7,950		1,954,193
International,	2014	535,492		20,000	(11)	324,885	1,091,583	354,672	(16)	7,650		2,334,282
General Counsel and Corporate Secretary
Michael Rogers	2016	412,773	(4)	25,000	(12)	408,027	632,304	157,358	(17)	132,404	(21)	1,767,866
Chief Financial	2015	412,417		—		209,865	534,853	194,503	(15)	90,044	(22)	1,441,682
Officer (former)	2014	403,333		25,000	(13)	72,262	487,890	221,251	(16)	85,630	(23)	1,295,366

__________________________

(1)

Represents the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 7 to our audited consolidated financial statements in our 2016 annual report on Form 10-K.

(2)

Variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan are set forth under the caption “Non-Equity Incentive Plan Compensation.”  Bonus payments such as sign-on bonuses and one-time service awards for exceptional contributions to the Company are listed separately under the caption “Bonus.”

(3)

Includes $573,000 of consulting fees paid in 2016 to Dr. Blank while he was a consultant to the Company for the period January1, 2016 through June 30, 2016 and $262,500 of base salary paid to Dr. Blank as an executive officer of the Company for the period July 1, 2017 through December 31, 2016.

(4)

Includes $100,605 of severance paid in 2016 pursuant to Mr. Rogers’ employment agreement. Mr. Rogers’ employment terminated on October 3, 2016. Pursuant to Mr. Rogers’ employment agreement, as confirmed in a separation and general release that we entered into in connection with the termination of his employment, he is entitled to 12 months of severance, subject to termination if he obtains other, comparable employment.  The amount in the table reflects the portion of the severance paid in 2016 and does not reflect the additional severance payable to Mr. Rogers during the remainder of the severance period.

(5)

Includes a one-time award of $10,000 paid to Mr. Lawrence in recognition of 15 years of service to the Company. Also includes a $65,000 bonus paid in March 2017 to recognize the additional financial accounting and reporting responsibilities Mr. Lawrence assumed in 2016.

(6)

Includes a $25,000 bonus paid in 2016 in recognition of Mr. Hindman’s extraordinary efforts in supporting the Company’s successful acquisition of and ongoing integration of Biotie Therapies Corp. Also includes a $70,000 bonus paid in equal installments each pay period from November 1, 2016 through March 31, 2017 to recognize the additional financial planning and investor relations responsibilities Mr. Hindman assumed in 2016.

(7)	$50,000 paid in 2015 representing the final payment of Mr. Hindman’s $100,000 sign-on bonus.
(8)

$50,000 paid in 2014 representing the initial payment of Mr. Hindman’s $100,000 sign-on bonus. Also includes a $25,000 bonus paid in 2014 in recognition of the extraordinary efforts in supporting the Company’s successful acquisition of Civitas Therapeutics, Inc.

(9)	$25,000 bonus paid in 2016 in recognition of Ms. Wasman’s extraordinary efforts in supporting the Company’s successful acquisition of and ongoing integration of Biotie Therapies Corp.
(10)

$10,000 bonus (plus a $7,000 tax gross up payment) paid in 2015 to recognize Ms. Wasman’s key role and extraordinary efforts in achieving a ruling in the Company’s favor in August 2015 from the U.S. Patent Trial and Appeal Board in response to inter partes review petitions that had been filed against two of the Company’s Ampyra patents.

(11)	$20,000 bonus paid in 2014 in recognition of Ms. Wasman’s extraordinary efforts in supporting the Company’s successful acquisition of Civitas Therapeutics, Inc.
(12)	$25,000 bonus paid in 2016 in recognition of Mr. Rogers’ extraordinary efforts in supporting the Company’s successful acquisition of Biotie Therapies Corp.
(13)	$25,000 bonus paid in 2014 in recognition of Mr. Rogers’ extraordinary efforts in supporting the Company’s successful acquisition of Civitas Therapeutics, Inc.
(14)	2016 non-equity incentive compensation payment in 2017.
(15)	2015 non-equity incentive compensation payment in 2016.
(16)	2014 non-equity incentive compensation payment in 2015.
(17)

In connection with his departure and pursuant to his employment agreement, Mr. Rogers was paid $157,358 in October 2016, representing his non-equity incentive compensation payout target for 2016 prorated based on his length of employment during 2016.

(18)

Where indicated, represents the employer 401(k) matching contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(19)

Represents $6,934 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2016 annual report on Form 10-K and $4,381 in relocation-related expenses (including $776 in tax gross-up).

(20)

Represents $6,583 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2016 annual report on Form 10-K and $83,646 in relocation-related expenses (including $41,740 in tax gross-up).

(21)

Represents $7,950 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2016 annual report on Form 10-K, $71,763 in relocation-related expenses (including $33,017 in tax gross-up), $19,112 paid time-off and $8,305 in COBRA reimbursement.  Pursuant to Mr. Rogers’ employment offer letter, he was obligated to repay a pro rata portion of his $100,000 signing bonus if his employment terminated prior to the fourth anniversary of employment. Pursuant to the separation and general release and consulting agreement that we entered into with Mr. Rogers in connection with the termination of his employment on October 3, 2016, we agreed to waive the remaining repayment obligation. The amount in table also includes the pro rata repayment amount of $25,274 that the Company agreed to waive, although this was not an amount actually paid to Mr. Rogers in 2016.

(22)

Represents $7,950 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2016 annual report on Form 10-K and $82,094 in relocation-related expenses (including $38,151 in tax gross-up).

(23)

Represents $7,950 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2016 annual report on Form 10-K and $77,680 in relocation-related expenses (including $36,001 in tax gross-up).

Award Information for the Year Ended December 31, 2016

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2016.

2016 Grants of Plan-Based Awards Table

							Stock		Option		Exercise
							Awards:		Awards:		or	Grant Date
			Estimated future payouts				Number of		Number of		Base	Fair Value
			under non-equity incentive				Shares of		Securities		Price	of Stock
			plan awards (1)				Stock or		Underlying		of Option	and Option
	Grant		Threshold	Target		Maximum	Units		Options		Awards	Awards
Name and Principal Position	Date		($)	($)		($)	(#)		(#)		($/Sh)	($)
Ron Cohen, M.D.	1/7/2016	(2)	N/A	$618,000		N/A	—		—		—	—
President and Chief Executive Officer	3/2/2016		—	—		—	—		68,726	(5)	$35.53	$1,043,884
	3/2/2016		—	—		—	29,454	(6)	—		35.53	1,046,501

David Lawrence	1/7/2016	(2)	N/A	183,013	(3)	N/A	—		—		—	—
Chief, Business Operations and Principal Accounting Officer	3/2/2016		—	—		—	—		24,255	(5)	35.53	368,411
	3/2/2016		—	—		—	10,395	(6)	—		35.53	369,334

Burkhard Blank, M.D.	7/1/2016	(2)	N/A	262,500	(4)	N/A	—		—		—	—
Chief Medical Officer	7/1/2016		—	—		—	—		100,000	(8)	25.99	1,133,424
	7/1/2016		—	—		—	40,000	(6)	—		25.99	1,039,600
	7/1/2016		—	—		—	10,000	(7)	—		25.99	259,900

Andrew Hindman	1/7/2016	(2)	N/A	204,350		N/A	—		—		—	—
Chief Business Development Officer	5/11/2016		—	—		—	—		25,000	(9)	26.40	281,622
	3/2/2016		—	—		—	—		26,796	(5)	35.53	407,007
	3/2/2016		—	—		—	11,484	(6)	—		35.53	408,027

Jane Wasman	1/7/2016	(2)	N/A	333,060		N/A	—		—		—	—
President, International, General	5/11/2016		—	—		—	—		15,000	(9)	26.40	168,973
Counsel and Corporate Secretary	3/2/2016		—	—		—	—		30,163	(5)	35.53	458,148
	3/2/2016		—	—		—	12,927	(6)	—		35.53	459,296

Michael Rogers	1/7/2016	(2)	N/A	207,050	(10)	N/A	—		—		—	—
Chief Financial Officer (former)	5/11/2016		—	—		—	—		20,000	(9)	26.40	225,298
	3/2/2016		—	—		—	—		26,796	(5)	35.53	407,006
	3/2/2016		—	—		—	11,484	(6)	—		35.53	408,027

__________________________

(1)

Target payout amounts listed in the table represent target payouts under our non-equity incentive compensation program, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading Non-Equity Incentive Compensation Program. The target payout amount listed for each Named Executive Officer is based on a specified target percentage for each such Named Executive Officer, multiplied by the actual base salary during 2016. Actual payouts under this program can be greater than, equal to, or less than the target payout amount, based on corporate and individual performance. The Compensation Discussion and Analysis section of this report includes the actual payouts for 2016 and a description of how these payouts were determined.

(2)

The goals and the specific goal parameters for 2016 the non-equity incentive plan were approved by our Board of Directors in the fourth quarter of 2015 and then internally communicated Company-wide in the first quarter of 2016.  Dr. Blank did not participate in the non-equity incentive plan until he commenced employment on July 1, 2016. In August 2016, in light of the Biotie acquisition and other business developments, the Board approved adjustments to the parameters for these goals to improve alignment with Company priorities.

(3)	The target payout amount in the table reflects a pro-rata adjustment due to the increase to Mr. Lawrence’s base annual base salary effective as of July 12, 2016.

(4)

Pursuant to Dr. Blank’s employment offer letter, Dr. Blank’s 2016 non-equity incentive compensation target was established based on a full year of service although his employment commenced on July 1, 2016. The Company agreed to this arrangement in Dr. Blank’s employment offer letter because, prior to commencement of his employment, Dr. Blank was a consultant to the Company and provided the services of a chief medical officer on an interim basis from January through June, 2016.

(5)

These stock options were granted as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2016, with the first quarterly installment vesting on April 1, 2016.

(6)

These are performance-based restricted stock units that vest based on achievement of performance goals as described in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2016 Equity Awards. Vesting is based on when the Compensation Committee of our Board of Directors determines that the performance goals applicable to the awards have been met. 50% of these awards were granted subject to vesting based on the U.S. Food and Drug Administration’s acceptance of a New Drug Application, or NDA, for our Plumiaz product under development at the time of grant.  However, we terminated this development program during 2016 and the awards that would have vested based on acceptance of the NDA by the FDA accordingly terminated.

(7)	The shares will vest 50% on July 1, 2018 and 50% on July 1, 2019.
(8)	25% of the shares subject to this option vest on July 1, 2017. The balance of the shares subject to this option vest in equal quarterly installments over the three years thereafter.
(9)

Stock options granted to recognize Mr. Hindman, Ms. Wasman, and Mr. Rogers for their key role in the acquisition of Biotie.  These options vest over three years: 20% on May 11, 2017; 30% vest on May 11, 2018; and 50% on May 11, 2019.

(10)

Mr. Rogers’ employment with the company terminated on October 3, 2016.  In connection with the termination of his employment, pursuant to his employment agreement he received a pro-rated target payout under the 2016 non-equity incentive plan.

The following table provides information regarding each unvested awards and unexercised stock option held by each of our Named Executive Officers as of December 31, 2016.

Outstanding Equity Awards at December 31, 2016

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	62,500	—		$19.81	3/5/2018	14,727	(2)	$276,868
President and Chief	62,500	—		20.59	3/2/2019	8,500	(3)	159,800
Executive Officer	100,000	—		34.20	3/31/2020	4,446	(4)	83,585
	133,333	—		31.61	6/9/2020	—		—
	131,250	—		22.06	3/3/2021	—		—
	112,500	—		26.35	3/15/2022	—		—
	119,531	7,969	(1)	30.46	3/6/2023	—		—
	69,291	31,498	(1)	39.38	3/5/2024	—		—
	41,125	52,875	(1)	35.74	3/4/2025	—		—
	12,885	55,841	(1)	35.53	3/2/2026	—		—

David Lawrence	63,183	—		22.13	2/14/2017	5,197	(2)	97,704
Chief, Business	31,000	—		19.81	3/5/2018	2,786	(3)	52,377
Operations and	25,000	—		20.59	3/2/2019	1,500	(4)	28,200
Principal Accounting	27,500	—		34.20	3/31/2020	250	(5)	4,700
Officer	37,500	—		22.06	3/3/2021	—		—
	33,000	—		26.35	3/15/2022	—		—
	32,369	2,158	(1)	30.46	3/6/2023	—		—
	23,375	10,625	(1)	39.38	3/5/2024	—		—
	13,814	17,763	(1)	35.74	3/4/2025	—		—
	4,548	19,707	(1)	35.53	3/2/2026	—		—

Burkhard Blank, M.D.	—	100,000	(6)	25.99	7/1/2026	30,000	(7)	564,000
Chief Medical Officer	—	—		—	—	10,000	(8)	188,000

Andrew Hindman	86,775	52,065	(9)	30.35	5/13/2024	23,140	(13)	435,032
Chief Business	—	27,768	(10)	30.35	5/13/2024	9,256	(14)	174,013
Development Officer	12,500	12,500	(11)	41.07	12/29/2024	5,742	(2)	107,950
	10,449	13,436	(1)	35.74	3/4/2025	2,107	(3)	39,612
	5,024	21,772	(1)	35.53	3/2/2026	—		—
	—	25,000	(12)	26.40	5/11/2026	—		—

Jane Wasman	54,536	—		22.13	2/14/2017	6,463	(2)	121,504
President,	37,500	—		19.81	3/5/2018	3,634	(3)	68,319
International,	37,500	—		20.59	3/2/2019	2,062	(4)	38,766
General Counsel, and	40,000	—		34.20	3/31/2020	—		—
and	56,250	—		22.06	3/3/2021	—		—
Corporate Secretary	52,200	—		26.35	3/15/2022	—		—
	50,000	—		26.46	10/3/2022	—		—
	59,805	3,988	(1)	30.46	3/6/2023	—		—
	32,140	14,610	(1)	39.38	3/5/2024	—		—
	5,000	5,000	(11)	41.07	12/29/2024	—		—
	18,020	23,171	(1)	35.74	3/4/2025	—		—
	10,000	—		31.37	8/25/2025	—		—

	5,655	24,508	(1)	35.53	3/2/2026	—	—
	—	15,000	(12)	26.40	5/11/2026	—	—

Michael Rogers	102,675	—		35.91	10/3/2017	—	—
Chief Financial	7,147	—		39.38	10/3/2017	—	—
Officer (former)(15)	3,000	—		41.07	10/3/2017	—	—
	14,558	—		35.74	10/3/2017	—	—
	5,024	—		35.53	10/3/2017	—	—

__________________________

(1)

These stock options were granted as part of our annual equity award programs. These stock options represent the unvested portion of awards that were granted subject to vesting in equal quarterly installments over four years from the specified vesting commencement dates. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2013, January 1, 2014, January 1, 2015, and January 1, 2016, respectively; Mr. Lawrence, January 1, 2013, January 1, 2014, January 1, 2015, and January 1, 2016, respectively; Mr. Hindman, January 1, 2015 and January 1, 2016, respectively; Ms. Wasman, January 1, 2013, January 1, 2014, January 1, 2015, and January 1, 2016, respectively.

(2)

These shares of restricted stock units represent the unvested portion of performance-based restricted stock units that were granted and are subject to performance goals. These are performance-based restricted stock units that vest based on achievement of performance goals as described in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2016 Equity Awards. Vesting is based on when the Compensation Committee of our Board of Directors determines that the performance goals applicable to the awards have been met. 50% of the performance awards were granted subject to vesting based on the U.S. Food and Drug Administration’s acceptance of a New Drug Application, or NDA, for our Plumiaz product under development at the time of grant.  However, we terminated this development program during 2016 and the awards that would have vested based on acceptance of the NDA by the FDA accordingly terminated.  Therefore, the awards that were terminated are not reflected in this table as outstanding as of December 31, 2016.

(3)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2015, December 1, 2016, December 1, 2017, and December 1, 2018.

(4)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2014, December 1, 2015, December 1, 2016, and December 1, 2017.

(5)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of October 7, 2014, October 7, 2015, October 7, 2016 and October 7, 2017.

(6)

These stock options represent the unvested portion of a stock option award that were granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% on July 1, 2017, and then in equal quarterly installments over the three years thereafter.

(7)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2016, December 1, 2017, December 1, 2018, and December 1, 2019.

(8)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a two-year period as follows: 50% on July 1, 2018 and 50% on July 1, 2019.

(9)

These stock options represent the unvested portion of a stock option award that were granted to Mr. Hindman in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% on May 13, 2015, and then in equal quarterly installments over the three years thereafter.

(10)

These stock options represent the unvested portion of a stock option award that were granted to Mr. Hindman in connection with the commencement of his employment with the Company subject to full vest on May 13, 2017.

(11)

These stock options were granted in recognition of the extraordinary efforts in supporting the Company’s successful acquisition of Civitas Therapeutics, Inc.  These stock options vest over three years as follows: 20% on December 29, 2015, 30% on December 29, 2016 and 50% on December 29, 2017.

(12)

These stock options were granted in recognition of the extraordinary efforts in supporting the Company’s successful acquisition of Biotie Therapies.  These stock options vest over three years as follows: 20% on May 11, 2017, 30% vest on May 11, 2018 and 50% on May 11, 2019.

(13)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted to Mr. Hindman in conjunction with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018.

(14)

These shares of restricted stock represent the unvested portion of a restricted stock award that were granted to Mr. Hindman in conjunction with the commencement of his employment with the Company subject to full vesting on May 13, 2017.

(15)

Mr. Rogers’ employment with the Company terminated on October 3, 2016. In connection with the termination of Mr. Rogers’ employment, we entered into a separation and general release and a consulting agreement with Mr. Rogers pursuant to which we agreed to allow Mr. Rogers’ to exercise the stock options reported in this table until October 3, 2017 (after which the stock options will terminate if not exercised).  These stock options were originally granted with 10 year terms, which were shortened to this date because of Mr. Rogers’ termination.

The following table provides information on option exercises with respect to our common stock in 2016 by each of the Named Executive Officers.

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ron Cohen, M.D.	69,410	$1,027,641	5,625		$113,906
President and Chief Executive Officer			4,446		90,032
			4,250		86,063

David Lawrence	500	8,295	1,523		30,841
Chief, Business Operations			1,500		30,375
and Principal Accounting Officer			1,393		28,208
			250		4,955

Burkhard Blank, M.D.	—	—	10,000		202,500
Chief Medical Officer

Andrew Hindman	—	—	11,570		305,564
Chief Business Development Officer			1,054		21,344

Jane Wasman	9,147	52,126	7,500		156,225
President, International,			2,814		56,984
General Counsel and Corporate Secretary			2,062		41,756
			1,817		36,794

Michael Rogers	—	—	11,400	(2)	225,948
Chief Financial Officer (former)(1)

__________________________

(1)	Mr. Rogers’ employment terminated on October 3, 2016.
(2)

Pursuant to Mr. Rogers’ separation and general release and a consulting agreement entered into in connection with the termination of his employment, we agreed to allow the scheduled vesting of Mr. Rogers’ unvested equity awards on October 7, 2016, the third anniversary of his original employment date.  The amount in the table represents the restricted stock awards that vested on October 7, 2016, pursuant to that agreement.

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We have a 2002 employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives.  Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2018, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give the other written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

David Lawrence – Chief, Business Operations and Principal Accounting Officer. We have a 2005 employment agreement with David Lawrence, Chief, Business Operations and Principal Accounting Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Lawrence is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Mr. Lawrence’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Lawrence payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Lawrence’s employment agreement expires on December 19, 2017, but the agreement automatically renews for successive one year terms unless we or Mr. Lawrence provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Lawrence’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Burkhard Blank, M.D. – Chief Medical Officer. Burkhard Blank, M.D., commenced employment with us as our Chief Medical Officer on July 1, 2016. Dr. Blank was offered employment pursuant to a letter dated June 9, 2016. As specified in the offer letter, upon commencement of his employment, Dr. Blank was granted an option to purchase 100,000 shares of the Company’s common stock, vesting over a four year employment period, and 40,000 restricted shares of Company common stock, vesting in four equal installments on December 31, 2016 and each of the three subsequent anniversaries of that date subject to continuing employment. Also under the offer letter, upon commencement of his employment, Dr. Blank was granted 10,000 restricted shares of Company common stock, vesting in two equal installments on July 1, 2018 and July 1, 2019, subject to continuing employment. Also, we agreed to reimburse Dr. Blank for the cost of a reasonably priced living accommodation (hotel or apartment) for his time working at our Ardsley, New York headquarters. Dr. Blank maintains his residence in the Boston, Massachusetts metropolitan area, and sometimes works from our offices in Massachusetts, and we offered this reimbursement to facilitate Dr. Blank’s commute from Massachusetts to our New York office. This reimbursement is subject to repayment on a pro rata basis if Dr. Blank voluntarily terminates his employment prior to the first anniversary of his employment. Similarly, although not specified in his offer letter, the Company reimburses Dr. Blank for his commuting expenses.

We entered into an employment agreement with Dr. Blank in 2016 in connection with his employment that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Blank is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Dr. Blank payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Blank’s employment agreement expires on July 1, 2017, but it automatically renews for successive one year terms unless either we or Dr. Blank provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.  Dr. Blank’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Andrew Hindman – Chief Business Development Officer. We have a 2014 employment agreement with Andrew Hindman, Chief Business Development Officer, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Hindman is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board.  His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual  performance and upon the achievement of our goals and objectives.  Current salary and target bonus information for Mr. Hindman payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement.  The current term of Mr. Hindman’s employment agreement expires on May 13, 2017, but the agreement automatically renews for successive one year terms unless either we or Mr. Hindman provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.  Mr. Hindman’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Jane Wasman – President, International, General Counsel and Corporate Secretary. We have a 2005 employment agreement with Jane Wasman, President, International, General Counsel and Corporate Secretary, most recently amended in 2011, that governs the terms and conditions of her employment. Pursuant to her employment agreement, Ms. Wasman is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Wasman’s agreement also provides that she is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Ms. Wasman payable under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Ms. Wasman’s employment agreement expires on December 19, 2017, but the agreement automatically renews for successive one year terms unless we or Ms. Wasman provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Ms. Wasman’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Michael Rogers – Former Chief Financial Officer. Michael Rogers was our Chief Financial Officer from October 7, 2013 to October 3, 2016. Prior to the termination of his employment, we had a 2013 employment agreement with Mr. Rogers that governed the terms and conditions of his employment as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Rogers was paid an annual base salary that was subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provided that he was eligible to receive an annual bonus and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. 2016 salary and target bonus information for Mr. Rogers that was payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement.

Mr. Rogers was offered employment pursuant to a letter dated September 20, 2013. As specified in the offer letter, Mr. Rogers was paid a $100,000 signing bonus, subject to repayment on a pro rata basis over four years if his employment terminated during that period for any reason other than a change in control. Under the offer letter, we also agreed to provide Mr. Rogers with a reasonably priced Company apartment for up to four years. Mr. Rogers resides with his family in the Boston, Massachusetts metropolitan area, and the apartment was provided to him to facilitate his weekly commute from his home to our New York office. Similarly, to enable his weekly commute, the Company also reimbursed expenses incurred by Mr. Rogers for this weekly commute, although this reimbursement was not specified in his offer letter or his employment agreement. These expense reimbursements were grossed-up by the Company for tax purposes.

Mr. Rogers’ employment agreement included severance provisions, which are described below under Named Executive Officer Severance Agreements. We entered into a separation and general release and a consulting agreement with Mr. Rogers in connection with the termination of his employment. Pursuant to this separation and release agreement, we paid Mr. Rogers severance to which he was entitled under his employment agreement, and we also agreed to waive his obligation to repay a pro rata portion of his signing bonus, described above. Pursuant to the consulting agreement, we made certain agreements with Mr. Rogers regarding his outstanding equity awards in exchange for Mr. Rogers’ commitment to provide certain transition consulting services, as the Company may reasonably request, through the end of 2016.

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., David Lawrence, Burkhard Blank, M.D., Andrew Hindman, and Ms. Wasman, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment is terminated under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. Mr. Rogers’ employment agreement, which terminated due to his departure on October 3, 2016, similarly contained severance and change in control provisions. The severance and change in control provisions of these agreements are described below.

Ron Cohen, M.D. – Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•

We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24 month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period.

•

We are obligated to pay Dr. Cohen a bonus equal to his prior year’s bonus, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) his prior year bonus, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•

All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen voluntarily terminates his employment without good reason following a “change in control” (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period and he is entitled to receive a bonus equal to his prior year’s bonus, prorated based on the number of days in the calendar year elapsed as of the termination date. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. In addition, if the “change in control” (or any other transaction we complete) constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of his outstanding and unvested stock options and restricted stock awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise, upon termination of employment without good reason after a change in control as described above, only 65% of his unvested awards will become immediately vested. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence, willful misconduct. or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers. Mr. Lawrence, Dr. Blank’s, Mr. Hindman’s and Ms. Wasman’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements. The severance provisions of these agreements are described below.

Under the employment agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, if we terminate their employment without cause, or if one of them voluntarily terminates his or her employment with good reason (as the relevant terms are defined in their agreements), among other things:

•

We are obligated to make severance payments to the terminated officer equal to his or her base salary for a 12 month severance period (subject to earlier termination on the date on which the officer obtains other, comparable employment). We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•

We are obligated to pay a bonus to the terminated officer equal to the officer’s target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date. The bonus would be paid in the month following the month of termination of employment.

•

All options and stock appreciation rights awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

If Mr. Lawrence, Dr. Blank, Mr. Hindman, or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•

We are obligated to make a severance payment to the officer equal to his or her base salary for a 24 month severance period. We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law. The officer would be entitled to the severance without regard to any subsequent employment.

•	We are obligated to pay a bonus equal to two (2) times the officer’s target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.
•

In the case of Mr. Lawrence and Ms. Wasman, if the change in control (or any other transaction we complete) constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding and unvested stock options and restricted stock awards issued to Mr. Lawrence and Ms. Wasman under the 2006 Employee Incentive Plan would become immediately vested upon the reorganization event regardless of whether termination of employment has occurred; otherwise, upon termination of employment after a change in control as described above, not less than 50% of the unvested stock awards held by them will become immediately vested. In the case of Dr. Blank and Mr. Hindman, under the revised employment agreement form adopted by our Board of Directors in 2013, all of their unvested stock awards will become immediately vested only if termination of employment occurs as described above after the occurrence of a change in control (see further discussion below under Removal of “Single Trigger” Provision from Employment Agreement Form). Also, the vesting of the stock options and restricted shares that were granted to Mr. Hindman when he joined the Company in 2014, and which are scheduled to vest in full on May 13, 2017, will not in any event accelerate due to a change in control.

•

All vested options will remain exercisable for 18 months following a change in control, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, in the case of any termination by us for cause or by the officer for good reason covered by those agreements, we are obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman, “cause” is defined to include specified acts of malfeasance committed by him or her. These acts include gross negligence, willful misconduct, or fraud in connection with performance of his or her duties to us; material breach of his or her employment agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving the officer’s employment, but only after he or she has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities of the officer or his supervisor, a material change in work location, and our material breach of the officer’s employment agreement.

Mr. Rogers’ employment agreement had substantially the same severance and change in control terms and conditions as those described above for Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Wasman (other than the equity acceleration provisions in Mr. Lawrence’s and Ms. Wasman’s agreements relating to a “reorganization event”). However, Mr. Rogers’ agreement terminated in connection with the termination of his employment on October 3, 2016. At that time, we entered into a separation and general release and a consulting agreement with Mr. Rogers, pursuant to which (i) we agreed to provide the severance and other benefits to which Mr. Rogers was entitled under his employment agreement, (ii) we agreed to waive Mr. Rogers’ obligation to repay a pro rata portion of his signing bonus, (iii) we agreed to allow the scheduled vesting of Mr. Rogers’ unvested equity awards on October 7, 2016, the third anniversary of his original employment date, and (iv) we agreed to allow the exercise of vested stock options through the one year anniversary of his termination date. In exchange, Mr. Rogers agreed to a customary mutual release relating to his employment with the Company, and he committed to provide certain transition consulting services, as the Company may reasonably request, through the end of 2016. Severance payouts to Mr. Rogers are further specified below under Potential Payments Upon Termination or Change in Control.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board of Directors and the Compensation Committee reviewed our form of employment agreement for executive officers, and they made the decision to remove a so-called “single trigger” equity acceleration provision from the form. Pursuant to this provision, which remains in employment agreements with certain of our executive officers including Dr. Cohen, Mr. Lawrence and Ms. Wasman, the vesting of equity awards under our 2006 Employee Incentive Plan would accelerate upon certain change in control and other transactions referred to as “reorganization events” in our 2006 Employee Incentive Plan regardless of whether employment is terminated. Our employment agreements entered into with executive officers since 2013 exclude this single-trigger provision, and the Board and the Compensation Committee intend that removal of the single trigger equity acceleration provision will also be carried through to any employment agreements that we enter into in the future with executive officers.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control (or in the case of Michael Rogers actual payments to him in connection with his departure from the Company in October 2016). The table below reflects amounts payable to such Named Executive Officers assuming (other than Mr. Rogers) their employment was terminated as of December 31, 2016.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control	Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,545,000		$772,500	$1,545,000
President and Chief	Non-equity incentive compensation	553,728		618,000	1,236,000
Executive Officer	Accrued paid time off	445,673		445,673	445,673
	Option and award acceleration(2)	243,385		243,385	243,385
	Performance share acceleration(3)	276,868		276,868	276,868
	Benefits continuation(4)	71,506		35,753	71,506
	Total value:	3,136,160		2,392,179	3,818,432
David Lawrence	Salary	380,000	(1)	—	760,000
Chief, Business Operations	Non-equity incentive compensation	190,000		—	380,000
and Principal Accounting	Accrued paid time off	10,231		—	10,231
Officer	Option and award acceleration(2)	—		—	85,277
	Performance share acceleration(3)	—		—	97,704
	Benefits continuation(4)	25,028	(1)	—	50,056	(1)
	Total value:	605,259		—	1,383,268
Burkhard Blank, M.D.	Salary	525,000	(1)	—	1,050,000
Chief Medical Officer	Non-equity incentive compensation	262,500		—	525,000
	Accrued paid time off	34,327		—	34,327
	Option and award acceleration(2)	—		—	752,000
	Performance share acceleration(3)	—		—	—
	Benefits continuation(4)	11,918	(1)	—	23,836	(1)
	Total value:	833,745		—	1,609,327
Andrew Hindman	Salary	408,700	(1)	—	817,400
Chief Business	Non-equity incentive compensation	204,350		—	408,700
Development Officer	Accrued paid time off	15,719		—	15,719
	Option and award acceleration(2)(5)	—		—	474,644
	Performance share acceleration(3)	—		—	107,950
	Benefits continuation(4)	25,028	(1)	—	50,056	(1)
	Total value:	653,797		—	1,874,469
Jane Wasman	Salary	555,100	(1)	—	1,110,200

President, International,	Non-equity incentive compensation	333,060		—	666,120
General counsel and	Accrued paid time off	232,715		—	232,715
Corporate Secretary	Option and award acceleration(2)	—		—	107,085
	Performance share acceleration(3)	—		—	121,504
	Benefits continuation(4)	11,918	(1)	—	23,836	(1)
	Total value:	1,132,793		—	2,261,460
Michael Rogers(7)	Salary	414,100	(1)	—	—
Chief Financial Officer (former)	Non-equity incentive compensation	157,358		—	—
	Accrued paid time off	19,112		—	—
	Option and award acceleration(8)	256,900		—	—
	Performance share acceleration(8)	—		—	—
	Benefits continuation(4)	35,753	(1)	—	—
	Other(6)	25,274		—	—
	Total value:	908,497		—	—

__________________________

(1)	The full benefit may not be received under the circumstances described above under Named Executive Officer Severance Agreements.
(2)

Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the NASDAQ composite on December 31, 2016. The amounts also reflect the value of accelerated restricted stock awards calculated based on the closing sale price of common stock reported on the NASDAQ composite on December 31, 2016.

(3)

Performance restricted stock unit awards will be considered to be earned and payable in full at the target performance goal level. Amounts in the table reflect the value of accelerated performance stock unit awards calculated based on the closing sale price of common stock reported on the NASDAQ composite on December 31, 2016.

(4)

Amounts in the table are based on COBRA benefit continuation rates. Acorda utilizes a self-funded health benefit plan therefore the actual amounts paid would vary based on the amount of health claims incurred during the continuation period.

(5)

The amount in the table does not include any value for Mr. Hindman’s new hire stock options and restricted stock award granted on May 13, 2014 that are scheduled to vest on May 13, 2017, as the vesting of these awards will not be accelerated due to a change in control and/or termination of employment.

(6)

Upon commencement of his employment, pursuant to the September 20, 2013 letter under which he was offered employment, Mr. Rogers was paid a $100,000 signing bonus, subject to repayment on a pro rata basis over four years if his employment terminates during that period for any reason other than a change in control. The amount in the table represents the pro rata repayment amount of $25,274 that the Company agreed to waive, pursuant to the separation and general release and consulting agreement that we entered into with Mr. Rogers in connection with the termination of his employment.

(7)	Mr. Rogers’ employment with the Company terminated on October 3, 2016.
(8)

Pursuant to Mr. Rogers’ separation and general release and a consulting agreement entered into in connection with the termination of his employment, we agreed to allow the scheduled vesting of Mr. Rogers’ unvested equity awards on October 7, 2016, the third anniversary of his original employment date. The amount in the table represents stock options and restricted stock awards that were not vested on Mr. Rogers’ terminate date but which subsequently vested on October 7, 2016. All other awards granted to Mr. Rogers but which had not vested as of his termination date, including performance restricted stock unit awards, were cancelled upon his termination of employment.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. The annual compensation of our executive officers and other employees consists of base salary, non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balance risk and our desire to focus employees on annual goals important to our success. Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders. These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock. Equity grants vest over a period of several years, or based on achievement of important milestones, so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees. Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2016, all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2015, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Smith (Chair), Randall and Rauscher, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Smith, Randall, and Rauscher qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors—Corporate Governance—Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2016. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301 “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ian Smith (Chair)

Lorin J. Randall

Steven Rauscher

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2017. The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2017 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2017 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2016 and 2015 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2016	2015
Audit Fees (1)	$1,795,000	$1,833,407
Audit-Related Fees (2)	65,000	15,000
Tax Fees (3)	398,235	296,765
All other fees (4)	2,000	2,000
Total Fees for Services Provided	$2,260,235	$2,147,172

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	Subscription fees for an online accounting and auditing research tool.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL THREE:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in an advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables set forth earlier in this Proxy Statement. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under the Securities Exchange Act of 1934, as amended.

Before you vote on this proposal, we urge you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY

OF EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal Three above, we are giving the stockholders the opportunity to cast an advisory (non-binding) vote on the Company’s executive compensation. This advisory vote is commonly referred to as a “say-on-pay” vote. In this Proposal Four, we are asking you to vote, in an advisory (non-binding) manner, on the frequency of future say-on-pay votes. You will be able to cast your vote to hold future advisory say-on-pay votes every 1 year, every 2 years, or every 3 years. Alternatively, you may abstain from casting a vote.

The Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time. Holding an annual say-on-pay vote is a meaningful and effective way to gather feedback from stockholders on the Company’s compensation principles, policies, and procedures. An annual vote also furthers the Company’s commitment to maintaining high standards of corporate governance.

Recommendation of the Board of Directors

The Board of Directors therefore recommends that the stockholders VOTE to select EVERY 1 year AS THE frequency of FUTURE advisory votes on executive compensation. This is an advisory vote and the results will not be binding. However, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of future say-on-pay votes. The Board reserves the right to make a determination different from the results of the vote, and the results of the vote will not overrule any decision by the Board or require the Board to take any action.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2017 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2017 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Employee Incentive Plan, our 2015 Omnibus Incentive Compensation Plan, and our 2016 Inducement Plan. Information in the table is as of December 31, 2016.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	9,178,633	(1)	$31.11	2,707,479	(2)
Equity compensation plans not approved by stockholders(4)	234,750		28.75	0
Total	9,413,383		$31.05	2,707,479

(1)

This number includes 7,150,883 shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan, 1,685,972  shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 2015 Omnibus Incentive Compensation Plan, and

341,778 shares of our Common Stock that are issuable upon the vesting and settlement of restricted stock units outstanding under our 2015 Omnibus Incentive Compensation Plan.
(2)	These shares are available for issuance under our 2015 Omnibus Incentive Compensation Plan.
(3)

The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in footnote (1) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(4)

These are shares of our Common Stock that are issuable upon the exercise of stock options outstanding under our 2016 Inducement Plan. These stock options were issued to individuals employed by Biotie Therapies Corp. and its subsidiary Biotie Therapies, Inc. (collectively, “Biotie”) in connection with our acquisition of Biotie. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. The Compensation Committee of our Board of Directors could but has not as of the date of this Proxy Statement authorized the issuance of any additional equity awards under this plan.

Householding

The Securities and Exchange Commission’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2018 Annual Meeting of Shareholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 22, 2017. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than January 31, 2018 and no later than March 2, 2018, unless the date of the 2018 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2017 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2018 Annual Meeting that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on February 27, 2017. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2017 Annual Meeting.

By the Order of the Board of Directors,

Jane Wasman President, International, General Counsel and Corporate Secretary

ACORDA THERAPEUTICS, INC. 420 Saw Mill River Rd. Ardsley, NY 10502 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1.  Election of Directors Nominees 01  Ron Cohen, M.D. 02  Lorin J. Randall 03  Steven M. Rauscher The Board of Directors recommends you vote FOR proposals 2 and 3. 2.  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2017. 3.  An advisory vote to approve named executive officer compensation. Abstain The Board of Directors recommends you vote 1 YEAR on proposal 4. 4.  An advisory vote on the frequency of executive compensation advisory votes. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here.(see reverse for instructions) Please indicate if you plan to attend this meeting Please indicate if you would like to keep your vote confidential under the current policy Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Yes No 0000334150_1     R1.0.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available atwww.proxyvote.com ACORDA THERAPEUTICS, INC.SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERS May31, 2017 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701at10:00 a.m., local time, on May 31, 2017 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000334150_2     R1.0.1.15

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 31, 2017 ACORDA THERAPEUTICS, INC. Meeting Information Meeting Type: Annual Meeting For holders as of: April 03, 2017 Date: May 31, 2017 Time: 10:00 AM EDT Location: Residence Inn by Marriott 7 Executive Boulevard Yonkers, NY 10701 914-476-4600 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. 0000334148_1 R1.0.1.15

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report 3. Form 10-K How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 2017 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. 0000334148_2 R1.0.1.15

Voting items  The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Ron Cohen, M.D. 02 Lorin J. Randall 03 Steven M. Rauscher The Board of Directors recommends you vote FOR the following proposal(s): 2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2017. 3. An advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. An advisory vote on the frequency of executive compensation advisory votes. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 0000334148_3 R1.0.1.15

Voting Instructions 0000334148_4 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available atwww.proxyvote.com ACORDA THERAPEUTICS, INC.SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERS May31, 2017 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701at10:00 a.m., local time, on May 31, 2017 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000334150_2     R1.0.1.15